The information in this preliminary prospectus supplement is not complete and may change. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale thereof is not permitted.
 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-273658 and 333-273658-01
SUBJECT TO COMPLETION, DATED AUGUST 8, 2023
Preliminary Prospectus Supplement
(To Prospectus dated August 3, 2023)
$
ConocoPhillips Company
$       % Notes due 20
$       % Notes due 20
$       % Notes due 20
fully and unconditionally
guaranteed by
ConocoPhillips
The 20      notes will mature on           , 20  , the 20      notes will mature on           , 20  , and the 20      notes will mature on           , 20  . We use the term “notes” to refer to the 20      notes, the 20      notes and the 20      notes, collectively. ConocoPhillips Company will pay interest on the notes of each series semiannually on            and            of each year, beginning           , 2024.
ConocoPhillips Company may elect to redeem any or all of the notes at any time at the prices specified in this prospectus supplement plus accrued but unpaid interest to the redemption date. The redemption prices for the notes are described beginning on page S-2 of this prospectus supplement.
On July 17, 2023, we signed a definitive asset purchase agreement (the “Purchase Agreement”) to purchase the remaining 50% interest in Surmont (“Surmont”), a large, multi-decade oil sands project located in the Athabasca region of northeastern Alberta, from TotalEnergies EP Canada Ltd. (the “Surmont Acquisition”). We intend to use the net proceeds from the sale of the notes to fund the purchase price for the Surmont Acquisition, including related fees and expenses, with any remaining amounts, for general corporate purposes. See “Use of Proceeds.”
This offering is not contingent on the consummation of the Surmont Acquisition, which, if completed, will occur subsequent to the closing of this offering. However, if (i) the closing of the Surmont Acquisition has not occurred on or prior to the later of (x) November 15, 2023 or (y) such later date to which the outside date under the Purchase Agreement as in effect on the closing date of this offering may be extended in accordance with the terms thereof, any such extension to be set forth in an officer’s certificate delivered to the trustee prior to the close of business on November 15, 2023 or such other extended outside date as shall be then applicable, (such later date, the “Special Mandatory Redemption Outside Date”), (ii) prior to the Special Mandatory Redemption Outside Date, the Purchase Agreement is terminated according to its terms without the closing of the Surmont Acquisition, or (iii) we otherwise notify the trustee in writing that we will not pursue the consummation of the Surmont Acquisition (any event in clause (i), (ii) or (iii), a “Special Mandatory Redemption Event”), we will redeem the 20      notes, the 20      notes and the 20      notes in whole at a redemption price equal to 101% of the principal amount of such notes, plus accrued and unpaid interest on the principal amount of such notes to but excluding the special mandatory redemption date (the “Special Mandatory Redemption Price”) (such redemption, a “Special Mandatory Redemption”). See “Description of the Notes — Special Mandatory Redemption of the Notes.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public Offering Price(1)		Underwriting Discount		Offering Proceeds to ConocoPhillips Company, Before Expenses(1)
Per 20 Note		%		%		%
Total	$		$		$
Per 20 Note		%		%		%
Total	$		$		$
Per 20 Note		%		%		%
Total	$		$		$

(1)
Plus accrued interest from           , 2023, if settlement occurs after that date.

Delivery of the notes in book-entry form only will be made through The Depository Trust Company, Clearstream Banking S.A. and the Euroclear system on or about           , 2023, against payment in immediately available funds. See “Underwriting” beginning on page S-20 of this prospectus supplement.

Joint Book-Running Managers
TD SecuritiesBofA SecuritiesMizuhoMUFG
           , 2023

You should rely only on the information we have included or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we provide to you. We have not authorized anyone to provide you with any other information. If you receive any unauthorized information, you must not rely on it. We are offering to sell the notes only in places where sales are permitted. You should assume that the information we have included in this prospectus supplement or the accompanying prospectus is accurate only as of the date of this prospectus supplement or the accompanying prospectus and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.
This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of notes and certain terms of the notes and the guarantees. The second part is the accompanying prospectus, which gives more general information. If the information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

Prospectus Supplement
Prospectus

SUMMARY
This summary highlights selected information from this prospectus supplement and the accompanying prospectus, but does not contain all information that may be important to you. This prospectus supplement and the accompanying prospectus include specific terms of the offering of the notes, information about our business and financial data. We encourage you to read this prospectus supplement and the accompanying prospectus, together with the documents incorporated by reference, in their entirety before making an investment decision.
In this prospectus supplement and the accompanying prospectus, we refer to ConocoPhillips, its wholly owned and majority owned subsidiaries (including ConocoPhillips Company), and its ownership interest in equity affiliates as “we” or “ConocoPhillips”, unless the context clearly indicates otherwise. ConocoPhillips’ ownership interest in equity affiliates includes corporate entities, partnerships, limited liability companies and other ventures in which it exerts significant influence by virtue of its ownership interest, which is typically between 20% and 50%.
The terms “20      notes,” “20      notes” and “20      notes” refer to the    % Notes   due 20  , the    % Notes due 20      and the    % Notes due 20  , respectively, issued by ConocoPhillips Company. The term “notes” refers to all series of notes issued by ConocoPhillips Company pursuant to this offering, collectively.
About ConocoPhillips and ConocoPhillips Company
ConocoPhillips is an independent E&P company headquartered in Houston, Texas with operations and activities in 13 countries. Our diverse, low cost of supply portfolio includes resource-rich unconventional plays in North America; conventional assets in North America, Europe, Africa and Asia; LNG developments; oil sands assets in Canada; and an inventory of global exploration prospects. On June 30, 2023, we employed approximately 9,700 people worldwide and had total assets of $90 billion.
ConocoPhillips Company is a direct, wholly owned operating subsidiary of ConocoPhillips. In this prospectus supplement, we refer to ConocoPhillips Company as “CPCo.”
Surmont Acquisition
On May 26, 2023, ConocoPhillips announced that it is exercising its preemption right to purchase the remaining 50% interest in Surmont from TotalEnergies EP Canada Ltd. for approximately $3 billion (CAD$4 billion), subject to customary adjustments, as well as contingent payments of up to approximately $325 million (CAD$440 million). We signed a definitive Purchase Agreement for the Surmont Acquisition on July 17, 2023. ConocoPhillips currently holds a 50% interest as operator of Surmont and will own 100% upon closing. This transaction is expected to close in the second half of 2023, subject to regulatory approvals and other customary closing conditions.
This offering is not contingent on the consummation of the Surmont Acquisition, which, if completed, will occur subsequent to the closing of this offering. However, if (i) the closing of the Surmont Acquisition has not occurred on or prior to the Special Mandatory Redemption Outside Date, any extension to the Special Mandatory Redemption Outside Date pursuant to the extension of the outside date under the Purchase Agreement as in effect on the closing date of this offering, in accordance with the terms thereof, to be set forth in an officer’s certificate delivered to the trustee prior to the close of business on November 15, 2023 or such other extended outside date as shall be then applicable, (ii) prior to the Special Mandatory Redemption Outside Date, the Purchase Agreement is terminated according to its terms without closing the Surmont Acquisition, or (iii) we otherwise notify the trustee in writing that we will not pursue the consummation of the Surmont Acquisition, we will redeem the 20      notes, the 20      notes and the 20      notes in whole at a redemption price equal to 101% of the principal amount of such notes, plus accrued and unpaid interest on the principal amount of such notes to but excluding the special mandatory redemption date. See “Description of the Notes — Special Mandatory Redemption of the Notes.”

The Offering
Issuer
ConocoPhillips Company, a direct, wholly owned subsidiary of ConocoPhillips
Securities Offered
$      million principal amount of% Notes due 20
$      million principal amount of% Notes due 20
$      million principal amount of% Notes due 20
Maturity Dates
          , 20      for the 20      notes
          , 20      for the 20      notes
          , 20      for the 20      notes
Interest Payment Dates
          and          of each year, commencing           , 2024.
Optional Redemption
CPCo may elect to redeem any or all of the notes at any time. Prior to          , 20  , in the case of the 20      notes,           , 20  , in the case of the 20      notes and           , 20  , in the case of the 20      notes, CPCo will pay an amount equal to the principal amount of each of the notes redeemed plus a make-whole premium. CPCo will also pay accrued but unpaid interest to the redemption date on the notes.
CPCo may also redeem the 20      notes on or after      , 20  , the 20      notes on or after          , 20      or the 20      notes on or after          , 20  , at a redemption price equal to 100% of the principal amount of each of the notes, plus accrued but unpaid interest thereon to the redemption date.
Please read “Description of the Notes — Redemption.”
Special Mandatory Redemption of the Notes
This offering is not contingent on the consummation of the Surmont Acquisition, which, if completed, will occur subsequent to the closing of this offering. However, if (i) the closing of the Surmont Acquisition has not occurred on or prior to the Special Mandatory Redemption Outside Date, any extension to the Special Mandatory Redemption Outside Date pursuant to the extension of the outside date under the Purchase Agreement as in effect on the closing date of this offering, in accordance with the terms thereof, to be set forth in an officer’s certificate delivered to the trustee prior to the close of business on November 15, 2023 or such other extended outside date as shall be then applicable, (ii) prior to the Special Mandatory Redemption Outside Date, the Purchase Agreement is terminated according to its terms without the closing of the Surmont Acquisition, or (iii) we otherwise notify the trustee in writing that we will not pursue the consummation of the Surmont Acquisition, we will redeem the 20      notes, the 20      notes and the 20      notes in whole at a redemption price equal to 101% of the principal amount of such notes, plus accrued and unpaid interest on the principal amount of such notes to but excluding the special mandatory redemption date. See “Description of the Notes — Special Mandatory Redemption of the Notes.”
Guarantees
ConocoPhillips will fully and unconditionally guarantee on a senior unsecured basis the full and prompt payment of the principal of and any premium and interest on the notes, when and as it becomes due and payable, whether at maturity or otherwise.
Ranking
The notes will constitute senior unsecured debt of CPCo and will rank:
•
equally with its senior unsecured debt from time to time outstanding;

•
senior to its subordinated debt from time to time outstanding; and

•
effectively junior to its secured debt and to all debt and other liabilities of its subsidiaries from time to time outstanding.

ConocoPhillips’ guarantees will rank equally with all of its other unsecured and unsubordinated debt from time to time outstanding.
Covenants
We will issue the notes under an indenture containing covenants for your benefit. These covenants restrict our ability, with certain exceptions, to:
•
incur debt secured by liens;

•
engage in sale/leaseback transactions; and

•
merge, consolidate or transfer all or substantially all of CPCo’s or ConocoPhillips’ assets.

Lack of a Public Market for the
Notes
There are no existing trading markets for the notes, and there can be no assurance regarding:
•
any future development or liquidity of a trading market for any series of notes;

•
your ability to sell your notes at all; or

•
the prices at which you may be able to sell your notes.

Future trading prices of the notes will depend on many factors, including:
•
prevailing interest rates;

•
our operating results and financial condition; and

•
the markets for similar securities.

We do not currently intend to apply for the listing of any series of notes on any securities exchange or for quotation of the notes in any dealer quotation system.
Use of Proceeds
We expect the net proceeds from the offering of the notes to be approximately $      billion, after deducting underwriting

discounts and estimated expenses of the offering that we will pay. We expect to use the net proceeds to fund the purchase price for the Surmont Acquisition, including related fees and expenses, and, with any remaining amounts, for general corporate purposes.
Further Issues
The 20      notes will be limited initially to $      million in aggregate principal amount, the 20      notes will be limited initially to $      million in aggregate principal amount and the 20      notes will be limited initially to $      million in aggregate principal amount. We may, however, “reopen” each series of notes and issue an unlimited principal amount of additional notes of that series in the future without the consent of the holders.
Governing Law
The notes will be governed by, and construed in accordance with, the laws of the State of New York.

RISK FACTORS
Before making an investment in the notes, you should carefully consider the risk factors identified in Part I, Item 1A. “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2022. You should also carefully consider the other information set forth in this prospectus supplement, the accompanying prospectus, any free writing prospectus prepared by us or on our behalf and the documents incorporated by reference in this prospectus supplement before making an investment decision with respect to the notes. Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also materially impair our business operations. The events discussed in the risk factors incorporated by reference in this prospectus supplement and the accompanying prospectus may occur.
Risks Related to the Notes
If we do not complete the Surmont Acquisition on or before the Special Mandatory Redemption Outside Date, the Purchase Agreement is terminated prior to the Special Mandatory Redemption Outside Date, or we notify the trustee that we will not pursue the consummation of the Surmont Acquisition, we will be required to redeem the notes then outstanding and may not have or be able to obtain all the funds necessary to redeem such notes. In addition, if we are required to redeem such notes, you may not obtain your expected return on the redeemed notes.
Our ability to consummate the Surmont Acquisition is subject to various closing conditions, many of which are beyond our control, and we may not be able to consummate the Surmont Acquisition within the timeframe anticipated or at all.
If (i) the closing of the Surmont Acquisition has not occurred on or prior to the Special Mandatory Redemption Outside Date, any extension to the Special Mandatory Redemption Outside Date pursuant to the extension of the outside date under the Purchase Agreement as in effect on the closing date of this offering, in accordance with the terms thereof, to be set forth in an officer’s certificate delivered to the trustee prior to the close of business on November 15, 2023 or such other extended outside date as shall be then applicable, (ii) prior to the Special Mandatory Redemption Outside Date, the Purchase Agreement is terminated according to its terms without the closing of the Surmont Acquisition, or (iii) we otherwise notify the trustee in writing that we will not pursue the consummation of the Surmont Acquisition, we will redeem the notes in whole at the Special Mandatory Redemption Price. However, there is no escrow account or security interest for the benefit of the noteholders, and it is possible that we will not have sufficient financial resources available to satisfy our obligations to redeem the notes required to be redeemed in connection with the Special Mandatory Redemption.
In addition, if we redeem the notes pursuant to the provisions relating to the Special Mandatory Redemption, you may not obtain your expected return on the notes to be redeemed in connection therewith and may not be able to reinvest the proceeds from the Special Mandatory Redemption in an investment that results in a comparable return. Your decision to invest in the notes is made at the time of the offering of such notes. You will have no rights under the provisions relating to the Special Mandatory Redemption as long as there is no Special Mandatory Redemption Event, nor will you have any right to require us to repurchase your notes if, between the closing of this offering and the closing of the Surmont Acquisition, we experience any changes (including any material changes) in our business or financial condition or if the terms of the Surmont Acquisition or financing thereof change (including in material respects).
The issuer, CPCo, is dependent, in part, on the earnings of its subsidiaries.
CPCo holds a portion of its assets through direct and indirect ownership interests in, and conducts part of its business through, its subsidiaries. CPCo relies, in part, on dividends or other distributions from its subsidiaries, together with cash generated from its own operations, to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. Consequently, CPCo’s ability to service and to repay its debt when due, including the notes, may depend on the earnings of its subsidiaries, as well as its ability to receive funds from its subsidiaries through dividends or other payments or distributions. The ability of CPCo’s subsidiaries to pay dividends, repay intercompany debt or make other advances to it is subject to restrictions imposed by applicable laws (including bankruptcy laws), tax considerations and the terms of agreements governing its subsidiaries. CPCo’s foreign subsidiaries in particular may be subject to currency controls, repatriation restrictions, withholding obligations on payments to it, and other limits.
Because we, as the guarantor of the notes, are the direct parent entity of CPCo, the restrictions and constraints described above similarly apply to our ability to perform our obligations under the guarantee, including with respect to payments of principal and interest on the notes.
The notes are structurally subordinated to all of the indebtedness of CPCo’s subsidiaries.
The notes are CPCo’s general unsecured obligations and are not guaranteed by any of its subsidiaries. CPCo is a legal entity separate and distinct from its subsidiaries, and holders of the notes will be able to look only to it or to us, as guarantor of the notes, for payments on the notes. In addition, CPCo’s right to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise, and the ability of holders of the notes to benefit indirectly from that kind of distribution, is subject to the prior claims of creditors of that subsidiary, except to the extent that CPCo is recognized as a creditor of that subsidiary. All obligations of CPCo’s subsidiaries will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise, to it. Accordingly, the notes are structurally subordinated to all existing and future liabilities of CPCo’s subsidiaries and all liabilities of any of its future subsidiaries.
There are limited covenants governing the notes. These covenants do not restrict our ability to incur additional unsecured debt or to take other actions that could negatively impact holders of the notes.
The notes contain limited covenants, including those restricting ConocoPhillips’ ability and the ability of certain of its subsidiaries to incur certain debt secured by liens and engage in sale and leaseback transactions. Neither ConocoPhillips nor its subsidiaries are restricted under the terms of the notes from incurring additional unsecured debt, including additional senior debt under the indenture governing the notes or indebtedness under new or existing credit facilities, and we may opportunistically raise additional capital, including through additional indebtedness, to fund our capital plan and ongoing operations. In addition, the limited covenants applicable to the notes do not require us or our subsidiaries to achieve or maintain any minimum financial results relating to our or their financial position or results of operations. We may opportunistically raise additional capital, including through additional indebtedness, to fund our capital plan and ongoing operations. Further, the indenture does not contain provisions that would afford holders of the notes protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction. Our ability and the ability of our subsidiaries to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the notes could adversely affect our capital structure or credit rating or have the effect of diminishing our ability to make payments on the notes when due. In addition, we and our subsidiaries are not restricted by the terms of the notes from repurchasing common stock or any subordinated indebtedness that we may incur in the future.
The notes and the guarantee will be effectively junior to all secured indebtedness of CPCo and ConocoPhillips, respectively.
The notes are CPCo’s senior unsecured obligations and rank equally with all its other unsecured indebtedness. The notes will be effectively subordinated to any secured debt CPCo may incur in the future to the extent of the value of the assets securing such debt. If CPCo defaults on the notes, becomes bankrupt, liquidates or reorganizes, any secured creditors could use its assets securing their debt to satisfy their secured debt before you would receive any payment on the notes. If the value of the collateral is not sufficient to pay any secured debt in full, CPCo’s secured creditors would share the value of its other assets, if any, with you and the holders of other claims against CPCo that rank equally with the notes.
ConocoPhillips’ guarantee is its senior unsecured obligation and ranks equally with all its other unsecured indebtedness, and, accordingly, its guarantee will be effectively subordinated to any secured debt it may incur in the future to the extent of the value of the assets securing such debt.

There is no established trading market for any series of the notes and you may not be able to sell the notes.
Each series of the notes is a new issue of securities with no established trading market. Although the underwriters may make a market in the notes of each series, they are not obligated to do so and any of their market making activities may be terminated or limited at any time. CPCo does not intend to apply for listing of any series of the notes on any securities exchange or for quotation on any automated dealer quotation system. Accordingly, you cannot be assured as to the liquidity of any market that may develop for any series of the notes, the ability of holders of the notes to sell their notes or the prices at which their notes could be sold. The liquidity of any market for any series of the notes will depend on the number of holders of those notes, the interest of securities dealers in making a market in those notes and other factors. Further, if markets were to develop, the market prices for the notes may be adversely affected by changes in our financial performance, changes in the overall market for similar securities and performance or prospects for companies in the same industry.
Changes in our credit ratings or the financial and credit markets could adversely affect the market price of notes.
The market price of the notes will be based on a number of factors, including:
•
our ratings with major credit rating agencies;

•
the prevailing interest rates being paid by companies similar to us;

•
our operating results, financial condition, financial performance and future prospects; and

•
the overall condition of the financial and credit markets.

We cannot be sure that credit rating agencies will maintain their ratings on the notes. Credit rating agencies continually review their ratings for the companies that they follow, including us, and revise those ratings as they believe warranted. The credit rating agencies also evaluate the oil and gas industries as a whole and may change their credit rating for us based on their overall view of our businesses, including the prospects for our major end user markets. A negative change in our credit ratings could have an adverse effect on the price of the notes.
In addition, the condition of the financial and credit markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. In the past, there have been significant disruptions in the global economy, including volatile credit and capital market conditions. Fluctuations in these factors or a worsening of market conditions could have an adverse effect on the price of the notes.
Our credit ratings may not reflect all risks of your investment in the notes.
The credit ratings assigned to the notes are limited in scope and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. There can be no assurance that such credit ratings will remain in effect for any given period of time or that a rating will not be lowered, suspended or withdrawn entirely by the applicable rating agency, if, in such rating agency’s judgment, circumstances so warrant. Agency credit ratings are not a recommendation to buy, sell or hold any security. Each agency’s rating should be evaluated independently of any other agency’s rating. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under review for a downgrade, could affect the market value of the notes and increase our corporate borrowing costs. None of us, CPCo, the trustee nor any underwriter undertakes any obligation to maintain the ratings or to advise holders of notes of any change in ratings.
We may choose to redeem any series of the notes prior to maturity.
We may redeem some or all of the notes at any time. See “Description of the Notes — Redemption.” If prevailing interest rates are lower at the time of redemption, you may not be able to reinvest the redemption proceeds in a comparable security at an interest rate as high as the interest rate of the notes being redeemed.

USE OF PROCEEDS
We expect the net proceeds from the offering of the notes to be approximately $      billion, after deducting underwriting discounts and estimated expenses of the offering that we will pay.
We expect to use the net proceeds to fund the purchase price for the Surmont Acquisition, including related fees and expenses, and, with any remaining amounts, for general corporate purposes. We may temporarily invest funds that are not immediately needed for these purposes in short-term investments, including marketable securities.
The completion of this offering is not contingent on the closing of the Surmont Acquisition. However, if (i) the closing of the Surmont Acquisition has not occurred on or prior to the Special Mandatory Redemption Outside Date, any extension to the Special Mandatory Redemption Outside Date pursuant to the extension of the outside date under the Purchase Agreement as in effect on the closing date of this offering, in accordance with the terms thereof, to be set forth in an officer’s certificate delivered to the trustee prior to the close of business on November 15, 2023 or such other extended outside date as shall be then applicable, (ii) prior to the Special Mandatory Redemption Outside Date, the Purchase Agreement is terminated according to its terms without the closing of the Surmont Acquisition, or (iii) we otherwise notify the trustee in writing that we will not pursue the consummation of the Surmont Acquisition, we will redeem the 20      notes, the 20      notes and the 20      notes in whole at the Special Mandatory Redemption Price. See “Description of the Notes — Special Mandatory Redemption of the Notes.”

DESCRIPTION OF THE NOTES
We have summarized selected provisions of each series of the notes below. The notes will be issued under the indenture, dated as of December 7, 2012, among ConocoPhillips Company, as issuer, ConocoPhillips, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “trustee”). Each series of the notes is a separate series of senior debt securities of ConocoPhillips Company described in the accompanying prospectus, and this summary supplements that description. We urge you to read that description for other provisions that may be important to you.
In this summary description of the notes, unless we state otherwise or the context clearly indicates otherwise, all references to CPCo mean ConocoPhillips Company only and all references to ConocoPhillips mean ConocoPhillips only.
General
The 20      notes will mature on           , 20      and will bear interest at      % per year. The 20      notes will mature on           , 20      and will bear interest at    % per year. The 20      notes will mature on           , 20      and will bear interest at    % per year. Interest on the notes of each series will accrue from           , 2023. In respect of each series of notes, as applicable, CPCo:
•
will pay interest semiannually on           and           of each year, commencing           , 2024;

•
will pay interest to the person in whose name a note is registered at the close of business on the           or           preceding the interest payment date;

•
will compute interest on the basis of a 360-day year consisting of twelve 30-day months;

•
will make payments on the notes at the offices of the trustee and any paying agent; and

•
may make payments by wire transfer for notes held in book-entry form or by check mailed to the address of the person entitled to the payment as it appears in the note register.

CPCo will issue the notes only in fully registered form, without coupons, in minimum denominations of $2,000 and any integral multiples of $1,000 above that amount.
The 20      notes will be limited initially to $      million in aggregate principal amount, the 20      notes will be limited initially to $       million in aggregate principal amount and the 20      notes will be limited initially to $      million in aggregate principal amount. We may, however, “reopen” each series of notes and issue an unlimited principal amount of additional notes of that series in the future without the consent of the holders. We may reopen a series of notes only if the additional notes issued will be fungible with the original notes of the series for U.S. federal income tax purposes.
As described in the prospectus, whether CPCo is in compliance with a restrictive covenant regarding limitations on liens will depend on whether the board of directors of ConocoPhillips has determined that a property or plant is a principal property. Though it has not yet done so, under the terms of the CPCo senior indenture (as defined in the prospectus) ConocoPhillips’ board of directors has broad discretion to determine from time to time after the issuance of any senior debt securities under the ConocoPhillips senior indenture (as defined in the prospectus) or the CPCo senior indenture that a property or plant is not a principal property and therefore such property or plant is not subject to the covenants in the CPCo senior indenture.
Redemption
Prior to the applicable Par Call Date, each series of the notes will be redeemable at CPCo’s option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1)   (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the applicable Par

Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus      basis points, in the case of the 20      notes,       basis points, in the case of the 20      notes and       basis points, in the case of the 20      notes less (b) interest accrued to the date of redemption, and
(2)   100% of the principal amount of the notes to be redeemed,
plus, in each case, accrued and unpaid interest thereon to the redemption date.
On or after the Par Call Date, CPCo may redeem each series of the notes at a redemption price equal to 100% of the principal amount of the notes, plus accrued but unpaid interest thereon to the redemption date.
“Par Call Date” means            , 20  , in the case of the 20      Notes (       months prior to maturity),            , 20  , in the case of the 20      Notes (      months prior to maturity) and            , 20  , in the case of the 20      Notes (      months prior to maturity).
“Treasury Rate” means, with respect to any redemption date, the yield determined by CPCo in accordance with the following two paragraphs.
The Treasury Rate shall be determined by CPCo after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading). In determining the Treasury Rate, CPCo shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date H.15 or any successor designation or publication is no longer published, CPCo shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, CPCo shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, CPCo shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

CPCo’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed.
In the case of a partial redemption, selection of the notes for redemption will be made pro rata, by lot or by such other method as the trustee in its sole discretion deems appropriate and fair. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by The Depository Trust Company (“DTC”) (or another depositary), the redemption of the notes shall be done in accordance with the policies and procedures of the depositary.
Except as set forth below under “— Special Mandatory Redemption of the Notes,” the notes will not be entitled to the benefit of any mandatory redemption, repurchase or sinking fund.
Unless CPCo defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.
Special Mandatory Redemption of the Notes
If (i) the closing of the Surmont Acquisition has not occurred on or prior to the later of (x) November 15, 2023 or (y) such later date to which the outside date under the Purchase Agreement as in effect on the closing date of this offering may be extended in accordance with the terms thereof, any such extension to be set forth in an officer’s certificate delivered to the trustee prior to the close of business on November 15, 2023 or such other extended outside date as shall be then applicable, (such later date, the “Special Mandatory Redemption Outside Date”), (ii) prior to the Special Mandatory Redemption Outside Date, the Purchase Agreement is terminated according to its terms without the closing of the Surmont Acquisition, or (iii) we otherwise notify the trustee in writing that we will not pursue the consummation of the Surmont Acquisition (any event in clause (i), (ii) or (iii), a “Special Mandatory Redemption Event”), we will redeem the 20      notes, the 20      notes and the 20      notes in whole at a redemption price equal to 101% of the principal amount of such notes, plus accrued and unpaid interest on the principal amount of such notes to but excluding the Special Mandatory Redemption Date (as defined below) (the “Special Mandatory Redemption Price”) (such redemption, a “Special Mandatory Redemption”). Upon the occurrence of a Special Mandatory Redemption Event, we will promptly (but in no event later than ten (10) business days following such Special Mandatory Redemption Event) cause notice to be delivered electronically or mailed, with a copy to the trustee, to each holder of the notes at its registered address (such date of notification to the holders, the “redemption notice date”). The notice will inform holders that notes will be redeemed on the fifth business day following the redemption notice date (the “Special Mandatory Redemption Date”) and that all of the outstanding notes to be redeemed will be redeemed at the Special Mandatory Redemption Price on the Special Mandatory Redemption Date automatically and without any further action by the holders of the notes. No later than 10 a.m., New York City time, on the Special Mandatory Redemption Date, we will deposit with the trustee funds sufficient to pay the Special Mandatory Redemption Price. If such deposit is made as provided above, the notes to be redeemed will cease to bear interest on and after the Special Mandatory Redemption Date.
There is no escrow account for, or security interest in, the proceeds of the offering for the benefit of holders of the notes. Upon the completion of the Surmont Acquisition, the foregoing provisions regarding Special Mandatory Redemption will cease to apply.
Ranking
The notes will constitute senior unsecured debt of CPCo and will rank equally with each other series of notes and with CPCo’s other senior unsecured debt from time to time outstanding; senior to its subordinated debt from time to time outstanding; and effectively junior to its secured debt and to all debt and other liabilities of its subsidiaries from time to time outstanding. ConocoPhillips’ guarantees will rank equally with all of its other unsecured and unsubordinated debt from time to time outstanding.
As of June 30, 2023, as adjusted to give effect to the issuance of the notes and the application of the net proceeds as described under “Use of Proceeds,” together, ConocoPhillips and all its subsidiaries, including CPCo, would have had an aggregate of $      billion of consolidated total debt. A substantial portion of such debt would have been either issued or guaranteed by ConocoPhillips, CPCo or both on a basis that would have ranked equally in right of payment with the notes and the related guarantees. As of June 30, 2023, CPCo had no secured indebtedness for borrowed money.
Paying Agents and Transfer Agents
The trustee will be appointed as paying agent and transfer agent for the notes. Payments on the notes will be made in U.S. dollars at the office of the trustee and any paying agent. At our option, however, payments may be made by wire transfer for notes held in book-entry form or by wire transfer or by check mailed to the address of the person entitled to the payment as it appears in the security register, provided that payment by wire transfer will only be permitted with respect to any holder who holds at least $1,000,000 aggregate principal amount of notes and who has provided wire transfer instructions to us and the trustee or any paying agent to an account located in the continental United States.
Other
We will make all payments on the notes without withholding or deducting any taxes or other governmental charges imposed by a United States jurisdiction, unless we are required to do so by applicable law. A holder of the notes may, however, be subject to U.S. federal income taxes, and taxes may be withheld on certain payments on the notes, as described under the caption “Material U.S. Federal Tax Considerations.” If we are required to withhold taxes, we will not pay any additional, or gross up, amounts with respect to the withholding or deduction.
We may at any time purchase notes on the open market or otherwise at any price. We will surrender all notes that we redeem or purchase to the trustee for cancellation. We may not reissue or resell any of these notes.
Book-Entry Delivery and Settlement
Global Notes
We will issue the notes of each series in the form of one or more permanent global notes in definitive, fully registered, book-entry form. The global notes will be deposited with or on behalf of DTC and registered in the name of Cede & Co., as nominee of DTC, or will remain in the custody of the trustee.
DTC, Clearstream and Euroclear
Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may hold interests in the global notes through either DTC (in the United States), Clearstream Banking, société anonyme, Luxembourg (“Clearstream”), or Euroclear Bank S.A./N.V. (the “Euroclear Operator”), as operator of the Euroclear System (in Europe) (“Euroclear”), either directly if they are participants of such systems or indirectly through organizations that are participants in such systems.
Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in the U.S. depositaries’ names on the books of DTC. Citibank, N.A. will act as the U.S. depositary for Clearstream, and JPMorgan Chase Bank, N.A. will act as the U.S. depositary for Euroclear.
DTC has advised us as follows:
•
DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve

System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934.
•
DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

•
Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations.

•
DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries.

•
Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

•
The rules applicable to DTC and its direct and indirect participants are on file with the SEC. We have provided the descriptions of the operations and procedures of DTC, Clearstream and Euroclear in this prospectus supplement solely as a matter of convenience. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time. None of ConocoPhillips, CPCo, the underwriters nor the trustee takes any responsibility for these operations or procedures, and you are urged to contact DTC, Clearstream and Euroclear or their participants directly to discuss these matters.

We expect that under procedures established by DTC:
•
upon deposit of the global notes with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the underwriters with portions of the principal amounts of the global notes; and

•
ownership of the notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the notes represented by a global note to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in notes represented by a global note to pledge or transfer those interests to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.
So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture and under the notes. Except as provided below, owners of beneficial interests in a global note will not be entitled to have notes represented by that global note registered in their names, will not receive or be entitled to receive physical delivery of certificated notes and will not be considered the owners or holders thereof under the indenture or under the notes for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if that holder is not a direct or indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of notes under the indenture or the global note.
None of ConocoPhillips, CPCo, the underwriters nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC, Clearstream or Euroclear, or for maintaining, supervising or reviewing any records of those organizations relating to the notes.

Payments on the notes represented by the global notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. We expect that DTC or its nominee, upon receipt of any payment on the notes represented by a global note, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the global note as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be responsible for those payments.
Distributions on the notes held beneficially through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.
Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.
Distributions on the notes held beneficially through Euroclear will be credited to the cash accounts of its participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.
Clearance and Settlement Procedures
Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.
Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving the notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their U.S. depositaries.
Because of time-zone differences, credits of the notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in the notes settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of the notes by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.
Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of the notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

Certificated Notes
We will issue certificated notes to each person that DTC identifies as the beneficial owner of the notes represented by the global notes upon surrender by DTC of the global notes if:
•
DTC notifies us that it is no longer willing or able to act as a depositary for the global notes, and we have not appointed a successor depositary within 90 days of that notice;

•
an event of default has occurred and is continuing, and DTC requests the issuance of certificated notes; or

•
we determine not to have the notes represented by a global note.

Neither we nor the trustee will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the related notes. We and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the notes to be issued.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of material U.S. federal income tax considerations that may be relevant to the acquisition, ownership and disposition of the notes. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable U.S. Treasury Regulations promulgated thereunder, judicial authority and administrative interpretations, all as of the date hereof and all of which are subject to change, possibly with retroactive effect, or subject to different interpretations. We cannot assure you that the IRS will not challenge one or more of the tax consequences described in this discussion, and we have not obtained, nor do we intend to obtain, a ruling from the IRS or an opinion of counsel with respect to the U.S. federal income tax consequences of acquiring, holding or disposing of the notes.
This discussion is limited to holders who purchase the notes in this offering for a price equal to the issue price of the notes (i.e., the first price at which a substantial amount of the notes is sold for cash other than to bond houses, brokers or similar persons or organizations acting in the capacity of initial purchasers, placement agents or wholesalers) and who hold the notes as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address the tax considerations arising under the laws of any foreign, state, local or other jurisdiction or any income tax treaty or arising under any federal tax laws other than the laws applicable to federal income taxes. In addition, this discussion does not address all tax considerations that may be relevant to a particular holder in light of the holder’s circumstances, or to certain categories of investors that may be subject to special rules, such as dealers in securities or currencies, traders in securities that have elected the mark-to-market method of accounting for their securities, persons holding notes as part of a hedge, straddle, conversion or other “synthetic security” or other risk reduction transaction, U.S. expatriates, regulated investment companies, real estate investment trusts, persons subject to the alternative minimum tax, entities that are tax-exempt for U.S. federal income tax purposes, financial institutions, insurance companies, U.S. holders (as defined below) that have a functional currency other than the U.S. dollar, persons required to accelerate the recognition of any item of gross income with respect to the notes as a result of such income being recognized on an applicable financial statement, and partnerships and other pass-through entities and holders of interests therein.
Certain Contingent Payments
In certain circumstances described under “Description of the Notes — Redemption,” and “Description of the Notes — Special Mandatory Redemption of the Notes,” we may be obligated to make payments on the notes in excess of stated interest and principal. These contingencies may implicate special rules under Treasury Regulations relating to “contingent payment debt instruments.” Under applicable Treasury Regulations, potential payments arising out of these contingencies should not cause the notes to be treated as contingent payment debt instruments if, as of the date the notes are issued, there is only a remote likelihood any such payments will occur, such payments are incidental or certain other exceptions apply. We believe and intend to take the position that the payment contingencies on the notes should not result in the notes being treated as contingent payment debt instruments. Our position is binding on a holder, unless the holder discloses in the proper manner to the IRS that it is taking a different position. If the IRS were to successfully challenge this position, the amount, timing and character of payments under the notes may differ, which could increase the present value of a U.S. holder’s U.S. federal income tax liability with respect to the notes. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments.
Tax Consequences to U.S. Holders
You are a “U.S. holder” for purposes of this discussion if you are a beneficial owner of a note and you are for U.S. federal income tax purposes:
•
an individual who is a U.S. citizen or U.S. resident alien;

•
a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, that was created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•
an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•
a trust (i) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) that has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

Interest on the Notes
Interest on the notes generally will be taxable to you as ordinary income at the time it is received or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes.
Sale, Redemption, Exchange, Retirement or other Taxable Disposition of the Notes
You will generally recognize capital gain or loss on the sale, redemption, exchange, retirement or other taxable disposition of a note. This gain or loss will equal the difference between the proceeds you receive (excluding any proceeds attributable to accrued but unpaid interest which will be recognized as ordinary interest income to the extent you have not previously included the accrued interest in income) and your tax basis in the note. The proceeds you receive will include the amount of any cash and the fair market value of any other property received for the note. Your tax basis in the note will generally equal the amount you paid for the note. The gain or loss will be long-term capital gain or loss if you held the note for more than one year at the time of the sale, redemption, exchange, retirement or other taxable disposition. Long-term capital gains of individuals, estates and trusts currently are subject to a reduced rate of U.S. federal income tax. The deductibility of capital losses is subject to limitation.
Information Reporting and Backup Withholding
Information reporting will apply to payments of interest on, and the proceeds of the sale, redemption, exchange, retirement or other taxable disposition of notes held by you, and backup withholding will apply to such payments and proceeds unless you provide the appropriate intermediary with a taxpayer identification number, certified under penalties of perjury, as well as certain other information or otherwise establish an exemption from backup withholding. Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules is allowable as a credit against your U.S. federal income tax liability, if any, and a refund may be obtained if the amounts withheld exceed your actual U.S. federal income tax liability and you timely provide the required information or appropriate claim form to the IRS.
Additional Tax Relating to Net Investment Income
An additional 3.8% net investment income tax is imposed on certain “net investment income” earned by U.S. individuals, estates, and trusts. For this purpose, net investment income generally includes gross income from interest and net gain from the disposition of property, such as the notes, less certain deductions. In the case of an individual, the tax will be imposed on the lesser of (1) the individual’s net investment income or (2) the individual’s modified adjusted gross income in excess of $250,000 (for an individual who is married and filing jointly or a surviving spouse), $125,000 (for an individual who is married and filing separately) or $200,000 (in any other case). You should consult with your tax advisor with respect to the tax consequences of this additional tax.
Tax Consequences to Non-U.S. Holders
You are a “non-U.S. holder” for purposes of this discussion if you are a beneficial owner of a note and you are an individual, corporation (or other entity treated as a corporation for U.S. federal income tax purposes), estate or trust that is not a U.S. holder.
Interest on the Notes
Subject to the discussion below regarding backup withholding and the Foreign Account Tax Compliance Act, under the portfolio interest exemption, interest income on a note that you receive will not be subject to U.S. federal income tax or withholding tax if you are a non-U.S. holder, the interest is not effectively connected with the conduct of a trade or business in the United States by you and you:

•
do not own, actually or constructively, 10% or more of the total combined voting power of all classes of our voting stock;

•
are not a bank whose receipt of interest on a note is in connection with an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business;

•
are not a controlled foreign corporation that is related, directly or indirectly, to us through sufficient stock ownership; and

•
provide the U.S. person who would otherwise be required to withhold tax from the interest with a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E (or appropriate substitute or successor form) and certify on such form under penalties of perjury that the beneficial owner of the note is not a U.S. person.

If the portfolio interest exemption is not available to you with respect to interest on a note, then such interest may be subject to U.S. federal withholding tax at a rate of 30%. To claim an exemption from (or reduction in) withholding under the benefits of an applicable income tax treaty, you must provide a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable.
Interest on a note that is effectively connected with the conduct of a trade or business in the U.S. by a non-U.S. holder of a note is not subject to withholding if such holder provides a properly completed IRS Form W-8ECI. However, such holder will generally be subject to U.S. income tax on such interest on a net income basis at rates applicable to a U.S. person, and a holder who is a foreign corporation may also be subject to the United States branch profits tax in respect of such interest.
Sale, Redemption, Exchange, Retirement or Other Taxable Disposition of the Notes
Subject to the discussion below regarding backup withholding and the Foreign Account Tax Compliance Act, you generally will not be subject to U.S. federal income tax on any gain realized on the sale, redemption, exchange, retirement or other taxable disposition of a note unless the gain is effectively connected with your conduct of a trade or business in the United States or you are an individual who is present in the United States for 183 days or more in the taxable year in which the sale, redemption, exchange, retirement or other taxable disposition occurs and certain other conditions are met.
Information Reporting and Backup Withholding
The interest paid on a note to a non-U.S. holder will generally be reported to the IRS on IRS Form 1042-S. Generally, neither information reporting on IRS Form 1099 nor backup withholding will apply to principal or interest payments to a non-U.S. holder or to amounts received by a non-U.S. holder on the sale, redemption, exchange, retirement or other taxable disposition of a note if the non-U.S. holder has (i) furnished documentation establishing its eligibility for the portfolio interest exemption or a treaty exemption (as described above under “— Interest on the Notes”) or (ii) otherwise established an exemption from such information reporting and backup withholding requirements. However, the exemption from backup withholding and information reporting requirements does not apply if the withholding agent or an intermediary knows or has reason to know that such exemption is not available to you.
Foreign Account Tax Compliance Act
Sections 1471 through 1474 of the Code (referred to as “FATCA”) and Treasury Regulations thereunder, when applicable, will impose a U.S. federal withholding tax of 30% on any U.S.-source interest paid on debt obligations, such as the notes, and, subject to the discussion of proposed Treasury Regulations below, on the gross proceeds from the disposition of such debt obligations if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless:
•
in the case of a foreign financial institution, such institution agrees to withhold on certain payments, and to collect and provide to the U.S. tax authorities information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners);

•
the non-financial foreign entity either certifies it does not have any “substantial U.S. owners” (as defined in the Code) or furnishes certain identifying information regarding each substantial U.S. owner; or

•
the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as the applicable IRS Form W-8 (or any successor form)).

The rules described above may be modified by an intergovernmental agreement entered into between the United States and another jurisdiction. Proposed Treasury Regulations eliminate withholding on payments of gross proceeds (but not on payments of interest). Pursuant to the preamble to the proposed Treasury Regulations, taxpayers may rely on the proposed regulations until final regulations are issued or the proposed regulations are withdrawn. Prospective purchasers of the notes are urged to consult their own tax advisors regarding the implications of FATCA on their investment in the notes.
This summary of material U.S. federal income tax considerations is for general information only and is not tax advice. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation as well as any tax consequences under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty.

UNDERWRITING
We and the underwriters named below, for whom TD Securities (USA) LLC, BofA Securities, Inc., Mizuho Securities USA LLC and MUFG Securities Americas Inc. are acting as representatives, have entered into an underwriting agreement with respect to the notes. Subject to certain conditions, each underwriter has severally agreed to purchase the principal amount of notes indicated in the following table at the public offering prices, less the underwriting discounts, set forth on the cover page of this prospectus supplement.
Underwriter	Principal Amount of 20 Notes	Principal Amount of 20 Notes	Principal Amount of 20 Notes
TD Securities (USA) LLC
BofA Securities, Inc. .
Mizuho Securities USA LLC
MUFG Securities Americas Inc.
Total	$	$	$
The underwriters are committed to take and pay for all of the notes being offered, if any are taken.
The underwriters propose to offer the notes of each series directly to the public at the applicable public offering price set forth on the cover page of this prospectus supplement and may offer the notes to certain dealers at that public offering price less a concession not in excess of:
•
    % of the principal amount in the case of the 20      notes;

•
    % of the principal amount in the case of the 20      notes; and

•
    % of the principal amount in the case of the 20      notes.

The underwriters may allow, and such dealers may reallow, a concession to certain other dealers not in excess of:
•
    % of the principal amount in the case of the 20      notes;

•
    % of the principal amount in the case of the 20      notes; and

•
    % of the principal amount in the case of the      20 notes.

After the initial offering of the notes to the public, the representatives may change the public offering prices and concessions.
The notes are new issues of securities with no established trading markets. We have been advised by the underwriters that the underwriters intend to make a market in each series of the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading markets for the notes.
In connection with the offering, the underwriters may purchase and sell notes in the open market.
These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.
The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.
These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market prices of the notes. As a result, the prices of the notes may be higher than the prices that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.
We estimate that our share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $      million.
We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933.
The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have provided in the past, or are currently providing, other investment and commercial banking and financial advisory services to us or our affiliates, for which they received customary fees and expenses. For example, TD Securities (USA) LLC is lead arranger and bookrunner, an affiliate of TD Securities (USA) LLC is administrative agent, and affiliates of certain other underwriters are lenders to us under our term loan facility, which is guaranteed by CPCo. The underwriters and their affiliates may in the future provide various investment and commercial banking and other services to us for which they would receive customary fees and expenses.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
We expect that delivery of the notes will be made against payment therefor on or about            , 2023, which will be the                 business day after the date of this prospectus supplement. Under Rule 15c6-1 of the SEC under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of pricing or any of the                 business days after such date will be required, by virtue of the fact that the notes will settle in                 business days, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Such purchasers should consult their own advisors in this regard.
European Economic Area
The notes may not be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a “retail investor” means a person who is one (or more) of: (1) a retail client as defined in point (11) of Article 4(1) of MiFID II; or (2) a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (3) not a “qualified investor” as defined in the Prospectus Regulation. Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the European Economic Area has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the European Economic Area may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.
United Kingdom
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (1) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of United Kingdom domestic law by virtue of the European Union (Withdrawal) Act 2018, which we refer to as the “EUWA” and the regulations made under the EUWA; or (2) a customer within the meaning of the provisions of Financial Services and Markets Act 2000, as amended, which we refer to as the “FSMA”, and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of United Kingdom domestic law by virtue of the EUWA; or (3) not a qualified investor as defined in Regulation (3)(e) of Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom by virtue of the EUWA, which we refer to as the “UK Prospectus Regulation”. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.
This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the notes in the United Kingdom will be made pursuant to an exemption under the FSMA and the UK Prospectus Regulation from the requirement to publish a prospectus for offers of the notes. Neither this prospectus supplement nor the accompanying prospectus is a prospectus for purposes of the FSMA and the UK Prospectus Regulation.
Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to us.
All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the notes in, from or otherwise involving the United Kingdom.
This prospectus supplement and the accompanying prospectus are for distribution only to persons who are qualified investors (as defined in the UK Prospectus Regulation) and (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement and the accompanying prospectus are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.
Canada
The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts in connection with this offering.
Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law. Singapore SFA Product Classification — In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of notes, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA) that the notes are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Switzerland
The notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the notes or the offering may be publicly distributed or otherwise made publicly available in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the offering, the Company, or the notes have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of the notes will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (“FINMA”), and the offer of the notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the notes.

Japan
The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended, which we refer as the “FIEA”) and each underwriter has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.
Hong Kong
The notes may not be offered or sold in Hong Kong, by means of any document, other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong). No advertisement, invitation or document relating to the notes has been issued or will be issued or has been or will be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) and any rules made thereunder.
Taiwan
The notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”), pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in any manner which would constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or would otherwise require registration with or the approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering or sale of the notes in Taiwan.
Australia
No placement document, offering memorandum, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the notes may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the notes without disclosure to investors under Chapter 6D of the Corporations Act.
The notes applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act.

Any person acquiring securities must observe such Australian on-sale restrictions. This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
United Arab Emirates
The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.
Abu Dhabi Global Market
This prospectus supplement is for distribution only to persons who (a) are outside the Abu Dhabi Global Market, or (b) are Authorised Persons or Recognised Bodies (as such terms are defined in the Financial Services and Markets Regulations 2015 (“FSMR”)), or (c) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 18 of FSMR) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons. This document relates to an “Exempt Offer” within the meaning of section 61(3)(a) of the FSMR and Rule 4.3.1 of the Market Rules of the Financial Services Regulatory Authority or otherwise in circumstances which do not require the publication of an “Approved Prospectus” (as defined in section 61(2) of the FSMR).
Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is for distribution only to persons who (a) are outside the Dubai International Financial Centre, (b) are Professional Clients (as such term is defined under Rule 2.3.4 of the Conduct of Business Module of the DFSA), or (c) are persons to whom an invitation or inducement to: (a) enter into an agreement in relation to the provision of a financial services or (b) exercise any rights conferred by a financial product or acquire, dispose of, underwrite or convert a financial product (within the meaning of Article 41A of the Regulatory Law) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.
The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.
Korea
The notes have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the “FSCMA”), and the notes have been and will be offered in Korea as a private placement under the FSCMA. None of the notes may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder, or the FETL. The notes have not been listed on any securities exchanges in the world including, without limitation, the Korea Exchange in Korea. Furthermore, the purchaser of the notes shall comply with all applicable regulatory requirements (including, but not limited to, requirements under the FETL) in connection with the purchase of the notes. By the purchase of the notes, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the notes pursuant to the applicable laws and regulations of Korea

LEGAL MATTERS
The validity of the notes offered by CPCo in this offering will be passed upon for us by King & Spalding LLP, Atlanta, Georgia, our outside counsel. Cravath, Swaine & Moore LLP, New York, New York, will issue an opinion about certain legal matters in connection with the offering for the underwriters.
EXPERTS
The consolidated financial statements of ConocoPhillips appearing in ConocoPhillips’ Annual Report (Form 10-K) for the year ended December 31, 2022, and the effectiveness of ConocoPhillips’ internal control over financial reporting as of December 31, 2022 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and ConocoPhillips management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2022 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
DeGolyer and MacNaughton, an independent petroleum engineering consulting firm, performed a process review of the processes and controls used within ConocoPhillips in its preparation of proved reserves estimates as of December 31, 2022. This process review report appeared as an exhibit to ConocoPhillips’ Annual Report on Form 10-K for the year ended December 31, 2022, and is incorporated by reference herein in reliance on the authority of such firm as experts in such matters.

WHERE YOU CAN FIND MORE INFORMATION
The Securities and Exchange Commission (the “SEC”) allows us to “incorporate by reference” the information ConocoPhillips has filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus supplement, and later information that ConocoPhillips files with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings ConocoPhillips makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K that is not deemed filed under the Exchange Act) until the termination or completion of this offering. The documents we incorporate by reference are:
•
ConocoPhillips’ Annual Report on Form 10-K for the fiscal year ended December 31, 2022;

•
ConocoPhillips’ Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2023 and June 30, 2023;

•
The portions of the Definitive Proxy Statement on Schedule 14A filed by ConocoPhillips on April 3, 2023 incorporated by reference into the Annual Report on Form 10-K of ConocoPhillips for the year ended December 31, 2022; and

•
ConocoPhillips’ Current Reports on Form 8-K filed on May 18, 2023 and May 23, 2023.

You may request a copy of these filings at no cost, by writing to or telephoning us at the following address:
ConocoPhillips
Shareholder Relations Department
P. O. Box 2197
Houston, Texas 77252-2197
Telephone: (281) 293-6800

PROSPECTUS
ConocoPhillips	ConocoPhillips	ConocoPhillips Company
Subordinated Debt Securities Common Stock Preferred Stock Warrants Depositary Shares Stock Purchase Contracts or Units Prepaid Stock Purchase Contracts	Senior Debt Securities guaranteed as described in this prospectus by ConocoPhillips Company	Senior Debt Securities guaranteed as described in this prospectus by ConocoPhillips

We will provide the specific terms of the securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. ConocoPhillips common stock is traded on the New York Stock Exchange under the trading symbol “COP.”

Investing in our securities involves risks. You should consider the risk factors described in any accompanying prospectus supplement or any documents we incorporate by reference.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is August 3, 2023

Unless otherwise stated or the context otherwise requires, references in this prospectus to “ConocoPhillips,” “we,” “us” and “our” refer, collectively, to ConocoPhillips and its consolidated subsidiaries, including ConocoPhillips Company; references to the “CPCo” refer to ConocoPhillips Company, and not to any of its subsidiaries or affiliates.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process. Using this process, we may offer any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement and, if applicable, a pricing supplement that will describe the specific terms of the offering. The prospectus supplement and any pricing supplement may also add to, update or change the information contained in this prospectus. Please carefully read this prospectus, the prospectus supplement and any pricing supplement, in addition to the information contained in the documents we refer to under the heading “Where You Can Find More Information.”
ABOUT CONOCOPHILLIPS
ConocoPhillips is one of the world’s leading exploration and production companies based on production and reserves, with operations and activities in 13 countries as of June 30, 2023. Our diverse, low cost of supply portfolio includes resource-rich unconventional plays in North America; conventional assets in North America, Europe and Asia; LNG developments; oil sands in Canada; and an inventory of global exploration prospects. ConocoPhillips’ principal executive office is located at 925 N. Eldridge Parkway, Houston, Texas 77079, telephone (281) 293-1000.
ABOUT CONOCOPHILLIPS COMPANY
ConocoPhillips Company is a direct, wholly owned subsidiary of ConocoPhillips. Its principal executive offices are located at 925 N. Eldridge Parkway, Houston, Texas 77079, telephone (281) 293-1000.
WHERE YOU CAN FIND MORE INFORMATION
ConocoPhillips files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports and other information ConocoPhillips has filed electronically with the SEC, which you can access at www.sec.gov. Our SEC filings are also available on our website at http://www.conocophillips.com/investor-relations/sec-filings/. The information contained on or linked to or from our website is not incorporated by reference into this prospectus or the registration statement of which it forms a part. You can also obtain information about ConocoPhillips at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. CPCo does not file separate reports, proxy statements or other information with the SEC under the Securities Exchange Act of 1934, or the “Exchange Act”.
This prospectus is part of a joint registration statement we have filed with the SEC relating to the securities we may offer. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC’s website.
The SEC allows us to “incorporate by reference” the information ConocoPhillips has filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that ConocoPhillips files with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings ConocoPhillips makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished but that is not deemed filed under the Exchange Act) until the termination of this offering. The documents we incorporate by reference are:
•
ConocoPhillips’ Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC on February 16, 2023, which incorporates certain sections of ConocoPhillips’ proxy statement for its 2023 annual meeting of stockholders, as filed with the SEC on April 3, 2023;

•
ConocoPhillips’ Quarterly Reports on Form 10-Q for the periods ended March 31, 2023 and June 30, 2023, as filed with the SEC on May 4, 2023 and August 3, 2023, respectively;

•
ConocoPhillips’ Current Reports on Form 8-K filed on May 18, 2023, May 23, 2023 and August 3, 2023 (Item 5.02 only); and

•
the description of ConocoPhillips common stock contained in ConocoPhillips’ Current Report on Form 8-K, as filed with the SEC on August 30, 2002, as updated by Exhibit 4.1 to ConocoPhillips’ Annual Report on Form 10-K for the year ended December 31, 2022, and as subsequently amended and updated from time to time.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any document incorporated by reference into this prospectus, other than exhibits to any such document not specifically described above by oral request or by written request at the following address:
ConocoPhillips
Shareholder Relations Department
P. O. Box 2197
Houston, Texas 77252-2197
Telephone: (281) 293-6800
We have not authorized any person, including any salesman or broker, to provide information other than that included or incorporated by reference in this prospectus, the prospectus supplement or any pricing supplement. We do not take any responsibility for, or provide any assurance as to the reliability of, any other information that others may give you. We are not making an offer of the securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus and any prospectus supplement or pricing supplement is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

FORWARD-LOOKING INFORMATION
This prospectus, including the information we incorporate by reference, includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, or the “Securities Act,” and Section 21E of the Exchange Act. All statements other than statements of historical fact included or incorporated by reference in this prospectus, including, without limitation, statements regarding our future financial position, business strategy, budgets, projected revenues, projected costs and plans, and objectives of management for future operations, are forward-looking statements. You can often identify our forward-looking statements by the words “anticipate,” “estimate,” “believe,” “budget,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “seek,” “should,” “will,” “would,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” and similar expressions.
We based the forward-looking statements on ConocoPhillips’ current expectations, estimates and projections about ConocoPhillips and the industries in which it operates in general. We caution you these statements are not guarantees of future performance as they involve assumptions that, while made in good faith, may prove to be incorrect, and involve risks and uncertainties we cannot predict. In addition, we based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, ConocoPhillips’ actual outcomes and results may differ materially from what we have expressed or forecast in the forward-looking statements. Any differences could result from a variety of factors and uncertainties, including, but not limited to, the following:
•
Fluctuations in crude oil, bitumen, natural gas, liquefied natural gas (“LNG”) and natural gas liquids (“NGLs”) prices, including a prolonged decline in these prices relative to historical or future expected levels.

•
Global and regional changes in the demand, supply, prices, differentials or other market conditions affecting oil and gas, including changes as a result of any ongoing military conflict, including the conflict between Russia and Ukraine, and the global response to such conflict, security threats on facilities and infrastructure, or from a public health crisis or from the imposition or lifting of crude oil production quotas or other actions that might be imposed by OPEC and other producing countries and the resulting company or third-party actions in response to such changes.

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The impact of significant declines in prices for crude oil, bitumen, natural gas, LNG and NGLs, which may result in recognition of impairment charges on our long-lived assets, leaseholds and nonconsolidated equity investments.

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The potential for insufficient liquidity or other factors, such as those described herein, that could impact our ability to repurchase shares and declare and pay dividends, whether fixed or variable.

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Potential failures or delays in achieving expected reserve or production levels from existing and future oil and gas developments, including due to operating hazards, drilling risks and the inherent uncertainties in predicting reserves and reservoir performance.

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Reductions in reserves replacement rates, whether as a result of the significant declines in commodity prices or otherwise.

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Unsuccessful exploratory drilling activities or the inability to obtain access to exploratory acreage.

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Unexpected changes in costs, inflationary pressures or technical requirements for constructing, modifying or operating exploration and production (“E&P”) facilities.

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Legislative and regulatory initiatives addressing environmental concerns, including initiatives addressing the impact of global climate change or further regulating hydraulic fracturing, methane emissions, flaring or water disposal.

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Significant operational or investment changes imposed by existing or future environmental statutes and regulations, including international agreements and national or regional legislation and regulatory measures to limit or reduce greenhouse gas emissions.

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Substantial investment in and development use of, competing or alternative energy sources, including as a result of existing or future environmental rules and regulations.

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The impact of broader societal attention to and efforts to address climate change may impact our access to capital and insurance.

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Potential failures or delays in delivering on our current or future low-carbon strategy, including our inability to develop new technologies.

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The impact of public health crises, including pandemics (such as COVID-19) and epidemics and any related company or government policies or actions.

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Lack of, or disruptions in, adequate and reliable transportation for our crude oil, bitumen, natural gas, LNG and NGLs.

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Inability to timely obtain or maintain permits, including those necessary for construction, drilling and/or development, or inability to make capital expenditures required to maintain compliance with any necessary permits or applicable laws or regulations.

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Failure to complete definitive agreements and feasibility studies for, and to complete construction of, announced and future E&P and LNG development in a timely manner (if at all) or on budget.

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Potential disruption or interruption of our operations and any resulting consequences due to accidents, extraordinary weather events, supply chain disruptions, civil unrest, political events, war, terrorism, cybersecurity threats, and information technology failures, constraints or disruptions.

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Changes in international monetary conditions and foreign currency exchange rate fluctuations.

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Changes in international trade relationships, including the imposition of trade restrictions or tariffs relating to crude oil, bitumen, natural gas, LNG, NGLs and any materials or products (such as aluminum and steel) used in the operation of our business, including any sanctions imposed as a result of any ongoing military conflict, including the conflict between Russia and Ukraine.

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Liability for remedial actions, including removal and reclamation obligations, under existing and future environmental regulations and litigation.

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Liability resulting from litigation, including litigation directly or indirectly related to the transaction with Concho Resources Inc., or our failure to comply with applicable laws and regulations.

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General domestic and international economic and political developments, including armed hostilities; expropriation of assets; changes in governmental policies relating to crude oil, bitumen, natural gas, LNG and NGLs pricing, including the imposition of price caps; regulation or taxation; and other political, economic or diplomatic developments, including as a result of any ongoing military conflict, including the conflict between Russia and Ukraine.

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Volatility in the commodity futures markets.

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Changes in tax and other laws, regulations (including alternative energy mandates), or royalty rules applicable to our business.

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Competition and consolidation in the oil and gas E&P industry, including competition for personnel and equipment.

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Any limitations on our access to capital or increase in our cost of capital, including as a result of illiquidity or uncertainty in domestic or international financial markets or investment sentiment, including as a result of increased societal attention to and efforts to address climate change.

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Our inability to execute, or delays in the completion of, any asset dispositions or acquisitions we elect to pursue.

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Potential failure to obtain, or delays in obtaining, any necessary regulatory approvals for pending or future asset dispositions or acquisitions, or that such approvals may require modification to the terms of the transactions or the operation of our remaining business.

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Potential disruption of our operations as a result of pending or future asset dispositions or acquisitions, including the diversion of management time and attention.

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Our inability to deploy the net proceeds from any asset dispositions that are pending or that we elect to undertake in the future in the manner and timeframe we currently anticipate, if at all.

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The operation and financing of our joint ventures.

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The ability of our customers and other contractual counterparties to satisfy their obligations to us, including our ability to collect payments when due from the government of Venezuela or Petróleos de Venezuela, S.A.

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Our inability to realize anticipated cost savings and capital expenditure reductions.

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The inadequacy of storage capacity for our products, and ensuing curtailments, whether voluntary or involuntary, required to mitigate this physical constraint.

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The risk that we will be unable to retain and hire key personnel.

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Uncertainty as to the long-term value of our common stock.

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The factors generally described in Part I — Item 1A — Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2022 and any additional risks described in our other filings with the SEC.

RISK FACTORS
Investing in our securities involves risk. Before you decide whether to purchase any of our securities, in addition to the other information, documents, or reports included in or incorporated by reference into this prospectus and any accompanying prospectus supplement or other offering materials, you should carefully consider the risk factors in the section entitled “Risk Factors” in any prospectus supplement as well as our most recent Annual Report on Form 10-K, which are incorporated by reference into this prospectus and any prospectus supplement in their entirety, as the same may be amended, supplemented, or superseded from time to time by our filings under the Exchange Act. For more information, see the section entitled “Where You Can Find More Information.” These risks could materially and adversely affect our business, results of operations and financial condition and could result in a partial or complete loss of your investment.
USE OF PROCEEDS
Unless we inform you otherwise in the prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes, including repayment or refinancing of debt, acquisitions, working capital, capital expenditures and repurchases and redemptions of securities. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of other short-term indebtedness.

DESCRIPTION OF DEBT SECURITIES
The debt securities of ConocoPhillips covered by this prospectus will be general unsecured obligations of ConocoPhillips. ConocoPhillips will issue senior debt securities fully and unconditionally guaranteed by CPCo on a senior unsecured basis under an indenture, dated as of October 9, 2002, among ConocoPhillips, as issuer, CPCo, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee. We refer to this indenture as the “ConocoPhillips senior indenture.” ConocoPhillips will issue subordinated debt securities under an indenture to be entered into between ConocoPhillips and The Bank of New York Mellon Trust Company, N.A., as trustee. We refer to this indenture as the “subordinated indenture.”
The debt securities of CPCo covered by this prospectus will be general unsecured obligations of CPCo. CPCo will issue senior debt securities fully and unconditionally guaranteed by ConocoPhillips on a senior unsecured basis under an indenture, dated as of December 7, 2012, among CPCo, as issuer, ConocoPhillips, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee. We refer to this indenture as the “CPCo senior indenture.” We refer to the ConocoPhillips senior indenture and the CPCo senior indenture as the “senior indentures” and to the debt securities issued thereunder as the “senior debt securities.” We refer to the senior indentures and the subordinated indenture collectively as the “indentures.”
The ConocoPhillips senior indenture and the CPCo senior indenture are substantially identical, except for the identity of the issuer and guarantor. The ConocoPhillips senior indenture and the subordinated indenture will be substantially identical, except for provisions relating to subordination and covenants.
We have summarized material provisions of the indentures, the debt securities and the guarantees below, including the defined terms under “— Glossary.” This summary is not complete. We have filed the senior indentures and the form of subordinated indenture with the SEC as exhibits to the registration statement, and you should read the indentures for provisions that may be important to you.
In this summary description of the debt securities, unless we state otherwise or the context clearly indicates otherwise, all references to “ConocoPhillips” mean ConocoPhillips only and all references to “CPCo” mean ConocoPhillips Company only.
Provisions Applicable to Each Indenture
General.   Neither the ConocoPhillips senior indenture nor the subordinated indenture limits the amount of debt securities that may be issued under that indenture, and neither limits the amount of other unsecured debt or securities that ConocoPhillips may issue. ConocoPhillips may issue debt securities under the ConocoPhillips senior indenture and the subordinated indenture from time to time in one or more series, each in an amount authorized prior to issuance.
The CPCo senior indenture does not limit the amount of debt securities that may be issued under that indenture and does not limit the amount of other unsecured debt or securities that CPCo may issue. CPCo may issue debt securities under the CPCo senior indenture from time to time in one or more series, each in an amount authorized prior to issuance.
Each of ConocoPhillips and CPCo conducts substantially all its operations through subsidiaries, and those subsidiaries generate substantially all of ConocoPhillips’ and CPCo’s operating income and cash flow. As a result, distributions or advances from those subsidiaries are the principal source of funds necessary to meet the debt service obligations of ConocoPhillips and CPCo. Contractual provisions or laws, as well as the subsidiaries’ financial condition and operating requirements, may limit the ability of ConocoPhillips or CPCo to obtain cash from its subsidiaries that it requires to pay its debt service obligations, including any payments required to be made under the debt securities. In addition, holders of the debt securities will have a junior position to the claims of creditors of the subsidiaries of ConocoPhillips or CPCo, as applicable, on their assets and earnings.
Other than the restrictions contained in the senior indentures on liens and sale/leaseback transactions described below under “— Provisions Applicable Solely to Senior Debt Securities — Restrictive Covenants,” none of the indentures contains any covenants or other provisions designed to protect holders of the debt securities in the event ConocoPhillips or CPCo participates in a highly leveraged transaction or upon a change of control. The indentures also do not contain provisions that give holders the right to require

ConocoPhillips or CPCo to repurchase their securities in the event of a decline in ConocoPhillips’ or CPCo’s credit ratings for any reason, including as a result of a takeover, recapitalization or similar restructuring or otherwise.
Terms.   The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:
•
whether ConocoPhillips or CPCo will issue the debt securities;

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whether the debt securities will be senior or subordinated debt securities;

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the price at which ConocoPhillips or CPCo will issue the debt securities;

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the title of the debt securities;

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the total principal amount of the debt securities;

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whether the debt securities will be issued in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders;

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the date or dates on which the principal of and any premium on the debt securities will be payable;

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any interest rate or rates, or the method of determination thereof, the date or dates from which interest will accrue, interest payment dates and record dates for interest payments;

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whether and under what circumstances any additional amounts with respect to the debt securities will be payable;

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the place or places where payments on the debt securities will be payable;

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any provisions for optional redemption or early repayment;

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any provisions that would require the redemption, purchase or repayment of debt securities;

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the denominations in which the debt securities will be issued;

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whether payments on the debt securities will be payable in foreign currency or currency units or another form and whether payments will be payable by reference to any index or formula;

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the portion of the principal amount of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

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any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;

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any changes or additions to the events of default or covenants described in this prospectus;

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any restrictions or other provisions relating to the transfer or exchange of debt securities;

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any terms for the conversion or exchange of the debt securities for other securities of ConocoPhillips, CPCo or any other entity;

•
with respect to the subordinated indenture, any changes to the subordination provisions for the subordinated debt securities; and

•
any other terms of the debt securities not inconsistent with the applicable indenture.

ConocoPhillips and CPCo may sell the debt securities at a discount, which may be substantially below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. If ConocoPhillips or CPCo sells these debt securities, the applicable prospectus supplement will describe any material United States federal income tax consequences and other special considerations.
If ConocoPhillips or CPCo sells any of the debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, the applicable prospectus supplement will describe the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.

Consolidation, Merger and Sale of Assets.   The indentures generally permit a consolidation or merger involving ConocoPhillips or, with respect to the senior indentures, CPCo. They also permit ConocoPhillips or CPCo, as applicable, to lease, transfer or dispose of all or substantially all of its assets. Each of ConocoPhillips and, with respect to the senior indentures, CPCo has agreed, however, that it will not consolidate with or merge into any entity (other than, with respect to the senior indentures, ConocoPhillips or CPCo, as applicable) or lease, transfer or dispose of all or substantially all of its assets to any entity (other than, with respect to the senior indentures, ConocoPhillips or CPCo, as applicable) unless:
•
it is the continuing person; or

•
if it is not the continuing person, the resulting entity or transferee is organized and existing under the laws of any United States jurisdiction and assumes the performance of its covenants and obligations under the indentures and the due and punctual payments on the debt securities or the performance of the related guarantees, as applicable; and

•
in either case, immediately after giving effect to the transaction, no default or event of default would occur and be continuing or would result from the transaction.

Upon any such consolidation, merger or asset sale, lease, conveyance, transfer or other disposition involving ConocoPhillips or, with respect to the senior indentures, CPCo, the resulting entity or transferee will be substituted for ConocoPhillips or CPCo, as applicable, under the applicable indenture and debt securities. In the case of an asset transfer or disposition other than a lease, ConocoPhillips or CPCo, as applicable, will be released from the applicable indenture.
Modification and Waiver.   Each indenture may be amended or supplemented if the holders of a majority in principal amount of the outstanding debt securities of all series issued under that indenture that are affected by the amendment or supplement (acting as one class) consent to it. Without the consent of the holder of each debt security affected, however, no modification may:
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reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

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reduce the rate of or change the time for payment of interest on the debt security;

•
reduce the principal of, any premium on or any mandatory sinking fund payment with respect to, or change the stated maturity of, any debt security or reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity thereof;

•
reduce any premium payable on the redemption of the debt security or change the time at which the debt security may or must be redeemed;

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change any obligation to pay additional amounts on the debt security;

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make payments on the debt security payable in currency other than as originally stated in the debt security;

•
impair the holder’s right to institute suit for the enforcement of any payment on or with respect to the debt security;

•
make any change in the percentage of principal amount of debt securities necessary to waive compliance with certain provisions of the indenture or to make any change in the provision related to modification;

•
with respect to the subordinated indenture, modify the provisions relating to the subordination of any subordinated debt security in a manner adverse to the holder of that security; or

•
waive a continuing default or event of default regarding any payment on the debt securities.

Each indenture may be amended or supplemented or any provision of that indenture may be waived without the consent of any holders of debt securities issued under that indenture in certain circumstances, including:
•
to cure any ambiguity, omission, defect or inconsistency;

•
to provide for the assumption of the obligations under the indenture of ConocoPhillips or, with respect to the senior indentures, CPCo by a successor upon any merger, consolidation or asset transfer permitted under the indenture;

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to provide for uncertificated debt securities in addition to or in place of certificated debt securities or to provide for bearer debt securities;

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to provide any security for, any guarantees of or any additional obligors on any series of debt securities or, with respect to the ConocoPhillips senior indenture, the related guarantees;

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to comply with any requirement to effect or maintain the qualification of that indenture under the Trust Indenture Act of 1939;

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to add covenants that would benefit the holders of any debt securities or to surrender any rights ConocoPhillips or, with respect to the senior indentures, CPCo has under the indenture;

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to add events of default with respect to any debt securities;

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to make any change that does not adversely affect any outstanding debt securities of any series issued under that indenture in any material respect;

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to establish the form or terms of debt securities of any series;

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to supplement any of the provisions of an indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of debt securities; provided, however, that any such action shall not adversely affect the interest of the holders of debt securities of such series or any other series of debt securities in any material respect; and

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to evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of an indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee.

The holders of a majority in principal amount of the outstanding debt securities of any series (or, in some cases, of all debt securities issued under the applicable indenture, voting as one class) may waive any existing or past default or event of default with respect to those debt securities. Those holders may not, however, waive any default or event of default in any payment on any debt security or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.
Defeasance.   When we use the term defeasance, we mean discharge from some or all of the obligations of ConocoPhillips or CPCo, as applicable, under the indentures. If any combination of funds or government securities are deposited with the trustee under an indenture sufficient to make payments on the debt securities of a series issued under that indenture on the dates those payments are due and payable, then, at the option of ConocoPhillips, or with respect to the CPCo senior indenture, CPCo, either of the following will occur:
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ConocoPhillips and, with respect to the senior indentures, CPCo will be discharged from its or their obligations with respect to the debt securities of that series and, if applicable, the related guarantees (“legal defeasance”); or

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ConocoPhillips and, with respect to the senior indentures, CPCo will no longer have any obligation to comply with the restrictive covenants, the merger covenant and other specified covenants under the applicable indenture, and the related events of default will no longer apply (“covenant defeasance”).

If a series of debt securities is defeased, the holders of the debt securities of the series affected will not be entitled to the benefits of the applicable indenture, except for obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities or maintain paying agencies and hold moneys for payment in trust. In the case of covenant defeasance, the obligation of ConocoPhillips or, with respect to the CPCo senior indenture, CPCo to pay principal, premium and interest on the debt securities and, if applicable, CPCo’s or ConocoPhillips’ guarantees of the payments will also survive.
Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for U.S. federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.
Governing Law.   New York law will govern the indentures and the debt securities.
Trustee.   The Bank of New York Mellon Trust Company, N.A. is the trustee under the senior indentures and will be the trustee under the subordinated indenture. The Bank of New York Mellon Trust Company, N.A. serves as trustee or custodian relating to a number of series of debt and other long-term repayment obligations of ConocoPhillips and its subsidiaries as of June 30, 2023. The Bank of New York Mellon Trust Company, N.A. and its affiliates perform certain commercial banking services for us for which they receive customary fees and are lenders under various outstanding credit facilities of subsidiaries of ConocoPhillips.
If an event of default occurs under an indenture and is continuing, the trustee under that indenture will be required to use the degree of care and skill of a prudent person in the conduct of that person’s own affairs. The trustee will become obligated to exercise any of its powers under that indenture at the request of any of the holders of any debt securities issued under that indenture only after those holders have offered the trustee indemnity satisfactory to it.
Each indenture contains limitations on the right of the trustee, if it becomes a creditor of ConocoPhillips or, if applicable, CPCo, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with ConocoPhillips and, if applicable, CPCo. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign within 90 days after ascertaining that it has a conflicting interest and after the occurrence of a default under the applicable indenture, unless the default has been cured, waived or otherwise eliminated within the 90-day period.
Form, Exchange, Registration and Transfer.   The debt securities will be issued in registered form, without interest coupons. There will be no service charge for any registration of transfer or exchange of the debt securities. However, payment of any transfer tax or similar governmental charge payable for that registration may be required.
Debt securities of any series will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent ConocoPhillips or, if applicable, CPCo designates. The security registrar or transfer agent will effect the transfer or exchange if its requirements and the requirements of the applicable indenture are met.
The trustee will be appointed as security registrar for the debt securities. If a prospectus supplement refers to any transfer agents ConocoPhillips or, if applicable, CPCo initially designates, ConocoPhillips or, if applicable, CPCo may at any time rescind that designation or approve a change in the location through which any transfer agent acts. ConocoPhillips and CPCo are required to maintain an office or agency for transfers and exchanges in each place of payment. ConocoPhillips and CPCo may at any time designate additional transfer agents for any series of debt securities.
In the case of any redemption, ConocoPhillips or, if applicable, CPCo will not be required to register the transfer or exchange of:
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any debt security during a period beginning 15 business days prior to the mailing of the relevant notice of redemption or repurchase and ending on the close of business on the day of mailing of such notice; or

•
any debt security that has been called for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Payment and Paying Agents.   Unless we inform you otherwise in a prospectus supplement, payments on the debt securities will be made in U.S. dollars at the office of the trustee and any paying agent. At the option of ConocoPhillips, or with respect to the CPCo senior debt securities, CPCo, however, payments may be made by wire transfer for global debt securities or by check mailed to the address of the person entitled to the payment as it appears in the security register. Unless we inform you otherwise in a prospectus supplement, interest payments may be made to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.
Unless we inform you otherwise in a prospectus supplement, the trustee under the applicable indenture will be designated as the paying agent for payments on debt securities issued under that indenture.
ConocoPhillips or CPCo, as applicable, may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.
If the principal of or any premium or interest on debt securities of a series is payable on a day that is not a business day, the payment will be made on the following business day. For these purposes, unless we inform you otherwise in a prospectus supplement, a “business day” is any day that is not a Saturday, a Sunday or a day on which banking institutions in any of New York, New York; Houston, Texas or a place of payment on the debt securities of that series is authorized or obligated by law, regulation or executive order to remain closed.
Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will pay to us upon written request any money held by them for payments on the debt securities that remains unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.
Book-Entry Debt Securities.   The debt securities of a series may be issued in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. Global debt securities may be issued in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.
Provisions Applicable Solely to Senior Debt Securities
Ranking.   The ConocoPhillips senior debt securities will constitute senior debt of ConocoPhillips and will rank equally with all of its unsecured and unsubordinated debt from time to time outstanding. The CPCo senior debt securities will constitute senior debt of CPCo and will rank equally with all of its unsecured and unsubordinated debt from time to time outstanding.
Guarantee.   Pursuant to the ConocoPhillips senior indenture, CPCo will fully and unconditionally guarantee on a senior unsecured basis the full and prompt payment of the principal of and any premium and interest on the senior debt securities issued by ConocoPhillips when and as the payment becomes due and payable, whether at maturity or otherwise. The guarantees provide that in the event of a default in the payment of principal of or any premium or interest on a ConocoPhillips senior debt security, the holder of that debt security may institute legal proceedings directly against CPCo to enforce the guarantees without first proceeding against ConocoPhillips. The guarantees will rank equally with all of CPCo’s other unsecured and unsubordinated debt from time to time outstanding.
Pursuant to the CPCo senior indenture, ConocoPhillips will fully and unconditionally guarantee on a senior unsecured basis the full and prompt payment of the principal of and any premium and interest on the senior debt securities issued by CPCo when and as the payment becomes due and payable, whether at maturity or otherwise. The guarantees provide that in the event of a default in the payment of principal of or any premium or interest on a CPCo senior debt security, the holder of that debt security may institute legal proceedings directly against ConocoPhillips to enforce the guarantees without first proceeding against CPCo. The guarantees will rank equally with all of ConocoPhillips’ other unsecured and unsubordinated debt from time to time outstanding.
Restrictive Covenants.   ConocoPhillips has agreed to two principal restrictions on its activities for the benefit of holders of the ConocoPhillips senior debt securities and CPCo senior debt securities. The restrictive covenants summarized below will apply to a series of senior debt securities of ConocoPhillips or CPCo (unless waived or amended) as long as any of those debt securities are outstanding, unless the prospectus supplement for the series states otherwise. We have used in this summary description capitalized terms that we have defined below under “— Glossary.”
Limitation on Liens
ConocoPhillips has agreed that it and its Principal Domestic Subsidiaries will issue, assume or guarantee Debt for borrowed money secured by a lien upon a Principal Property or shares of stock or Debt of any Principal Domestic Subsidiary only if the outstanding senior debt securities are secured equally and ratably with or prior to the Debt secured by that lien. If the senior debt securities are so secured, ConocoPhillips has the option to secure any of its and its Subsidiaries’ other Debt or obligations equally and ratably with or prior to the Debt secured by the lien and, accordingly, equally and ratably with the senior debt securities. This covenant has exceptions that permit:
(a)
with respect to the ConocoPhillips senior indenture, liens existing on the date ConocoPhillips first issued a series of senior debt securities under such indenture and, with respect to the CPCo senior indenture, liens existing on the date CPCo first issues a series of senior debt securities under such indenture;

(b)
liens on the property, assets, stock, equity or Debt of any entity existing at the time ConocoPhillips or a Subsidiary acquires that entity or its property or at the time the entity becomes a Subsidiary or a Principal Domestic Subsidiary or at the time such entity is merged into or consolidated with ConocoPhillips or a Subsidiary or at the time of a sale, lease or other disposition of the properties of an entity as an entirety or substantially as an entirety to ConocoPhillips or a Subsidiary;

(c)
liens on assets either:

•
existing at the time of acquisition of the assets,

•
securing all of part of the cost of acquiring, constructing, improving, developing or expanding the assets, or

•
securing Debt incurred to finance all or part of the purchase price of the assets or the cost of constructing, improving, developing or expanding the assets that was incurred before, at the time of or within two years after the later of the acquisition, the completion of construction, improvement, development or expansion or the commencement of commercial operation of the assets;

(d)
liens on specific assets to secure Debt incurred to provide funds for the cost of exploration, drilling or development of those assets;

(e)
intercompany liens;

(f)
liens securing industrial development, pollution control or other revenue bonds of a domestic government entity;

(g)
liens on personal property, other than shares of stock or debt of any Principal Domestic Subsidiary, securing loans maturing in less than one year;

(h)
liens on a Principal Property arising in connection with the sale of accounts receivable resulting from the sale of oil or gas at the wellhead;

(i)
statutory or other liens arising in the ordinary course of business and relating to amounts that are not yet delinquent or are being contested in good faith; and

(j)
any extensions, substitutions, replacements or renewals of the above-described liens or any Debt secured by these liens if both:

•
the new lien is limited to the property (plus any improvements) secured by the original lien, and

•
the amount of Debt secured by the new lien and not otherwise permitted does not materially exceed the amount of Debt refinanced plus any premium or fee payable in connection with any such extension, substitution, replacement or renewal.

In addition, without securing the senior debt securities as described above, ConocoPhillips and its Principal Domestic Subsidiaries may issue, assume or guarantee Debt that this covenant would otherwise restrict in a total principal amount that, when added to all other outstanding Debt of ConocoPhillips and its Principal Domestic Subsidiaries that this covenant would otherwise restrict and the total amount of Attributable Debt outstanding for Sale/Leaseback Transactions, does not exceed a “basket” equal to 10% of Consolidated Adjusted Net Assets. When calculating this total principal amount, we exclude from the calculation Attributable Debt from Sale/Leaseback Transactions in connection with which ConocoPhillips or a Subsidiary has purchased property or retired or defeased Debt as described in clause (b) below under “Limitation on Sale/Leaseback Transactions.”
The following types of transactions do not create “Debt” secured by “liens” within the meaning of this covenant:
(a)
the sale or other transfer of either:

•
oil, gas or other minerals in place for a period of time until, or in an amount such that, the purchaser will realize from those minerals a specified amount of money or a specified amount of those minerals, or

•
any other interest in property commonly referred to as a “production payment”; and

(b)
the mortgage or pledge of any property of ConocoPhillips or a Subsidiary in favor of the United States, any state of the United States or any department, agency, instrumentality or political subdivision of either, to secure payments under any contract or statute.

Limitation on Sale/Leaseback Transactions
ConocoPhillips has agreed that it and any of its Principal Domestic Subsidiaries will enter into a Sale/Leaseback Transaction only if at least one of the following applies:
(a)
ConocoPhillips or that Principal Domestic Subsidiary could incur Debt in a principal amount equal to the Attributable Debt for that Sale/Leaseback Transaction and, without violating the “Limitation on Liens” covenant, could secure that Debt by a lien on the property to be leased without equally and ratably securing the senior debt securities.

(b)
Within the period beginning one year before the closing of the Sale/Leaseback Transaction and ending one year after the closing, ConocoPhillips or any Subsidiary applies the net proceeds of the Sale/Leaseback Transaction either:

•
to the voluntary defeasance or retirement of any senior debt securities issued under the ConocoPhillips senior indenture (in the case of the ConocoPhillips senior indenture), senior debt securities issued under the CPCo senior indenture (in the case of the CPCo senior indenture) or any Funded Debt, or

•
to the acquisition, exploration, drilling, development, construction, improvement or expansion of one or more Principal Properties.

Any net proceeds that are not applied for the purposes described in (b) will be subject to the limitation described in (a). For purposes of these calculations, the net proceeds of the Sale/Leaseback Transaction means the net proceeds of the sale or transfer of the property leased in the Sale/Leaseback Transaction (or, if greater, the fair value of that property at the time of the Sale/Leaseback Transaction as determined by ConocoPhillips’ board of directors).
Provisions Applicable to Senior Debt Securities under the ConocoPhillips Senior Indenture and Subordinated Debt Securities
Events of Default.   Unless otherwise described in the applicable prospectus supplement, the following are events of default with respect to a series of debt securities:
•
failure to pay interest on that series of debt securities for 30 days when due;

•
failure to pay principal of or any premium on that series of debt securities when due;

•
failure to pay any sinking fund payment for 30 days when due;

•
failure to comply with any covenant or agreement in that series of debt securities or the applicable indenture (other than an agreement or covenant that has been included in the indenture solely for the benefit of other series of debt securities) for 90 days after written notice by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities issued under that indenture that are affected by that failure;

•
specified events involving bankruptcy, insolvency or reorganization of ConocoPhillips and, with respect to the senior debt securities, CPCo; and

•
any other event of default provided for that series of debt securities.

A default under one series of debt securities will not necessarily be a default under another series. The trustee may withhold notice to the holders of the debt securities of any default or event of default (except in any payment on the debt securities) if the trustee considers it in the interest of the holders of the debt securities to do so.
If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, 25% in principal amount of all debt securities issued under the applicable indenture that are affected, voting as one class) may declare the principal of and all accrued and unpaid interest on those debt securities to be due and payable. If an event of default relating to certain events of bankruptcy, insolvency or reorganization occurs, the principal of and interest on all the debt securities issued under the applicable indenture will become immediately due and payable without any action on the part of the trustee or any holder. The holders of a majority in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, of all debt securities issued under the applicable indenture that are affected, voting as one class) may in some cases rescind this accelerated payment requirement.
A holder of a debt security of any series issued under an indenture may pursue any remedy under that indenture only if:
•
the holder gives the trustee written notice of a continuing event of default with respect to that series;

•
the holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

•
the holders offer to the trustee indemnity satisfactory to the trustee against any loss, liability or expense;

•
the trustee does not comply with the request within 60 days after receipt of the request and offer of indemnity; and

•
during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

This provision does not, however, affect the right of a holder of a debt security to sue for enforcement of any overdue payment.
In most cases, holders of a majority in principal amount of the outstanding debt securities of a series (or of all debt securities issued under the applicable indenture that are affected, voting as one class) may direct the time, method and place of:
•
conducting any proceeding for any remedy available to the trustee; and

•
exercising any trust or power conferred on the trustee relating to or arising as a result of an event of default.

The ConocoPhillips senior indenture requires ConocoPhillips and CPCo, and the subordinated indenture requires ConocoPhillips, to file each year with the trustee a written statement as to their compliance with the covenants contained in the applicable indenture.

Provisions Applicable Solely to Senior Debt Securities under the CPCo Senior Indenture
Events of Default.   Unless otherwise described in the applicable prospectus supplement, the following are events of default with respect to a series of debt securities:
•
failure to pay interest on that series of debt securities for 30 days when due;

•
failure to pay principal of or any premium on that series of debt securities when due;

•
failure to pay any sinking fund payment for 30 days when due;

•
failure to comply with any covenant or agreement in that series of debt securities or the CPCo senior indenture (other than an agreement or covenant that has been included in the indenture solely for the benefit of other series of debt securities) for 90 days after written notice by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities issued under that indenture that are affected by that failure;

•
specified events involving bankruptcy, insolvency or reorganization of ConocoPhillips and CPCo; and

•
any other event of default provided for that series of debt securities.

A default under one series of debt securities will not necessarily be a default under another series. The trustee may withhold notice to the holders of the debt securities of any default or event of default (except in any payment on the debt securities) if the trustee considers it in the interest of the holders of the debt securities to do so.
If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, 25% in principal amount of all debt securities issued under the CPCo senior indenture that are affected, voting as one class) may declare the principal of and all accrued and unpaid interest on those debt securities to be due and payable. If an event of default relating to certain events of bankruptcy, insolvency or reorganization occurs, the principal of and interest on all the debt securities issued under the CPCo senior indenture will become immediately due and payable without any action on the part of the trustee or any holder. The holders of a majority in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, of all debt securities issued under the CPCo senior indenture that are affected, voting as one class) may in some cases rescind this accelerated payment requirement.
A holder of a debt security of any series issued under the CPCo senior indenture may pursue any remedy under that indenture only if:
•
the holder gives the trustee written notice of a continuing event of default with respect to that series;

•
the holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

•
the holders offer to the trustee indemnity satisfactory to the trustee against any loss, liability or expense;

•
the trustee does not comply with the request within 60 days after receipt of the request and offer of indemnity; and

•
during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

This provision does not, however, affect the right of a holder of a debt security to sue for enforcement of any overdue payment.
In most cases, holders of a majority in principal amount of the outstanding debt securities of a series (or of all debt securities issued under the applicable indenture that are affected, voting as one class) may direct the time, method and place of:
•
conducting any proceeding for any remedy available to the trustee; and

•
exercising any trust or power conferred on the trustee relating to or arising as a result of an event of default.

The CPCo senior indenture requires ConocoPhillips and CPCo to file each year with the trustee a written statement as to their compliance with the covenants contained in the applicable indenture.
Glossary
“Attributable Debt” means the present value of the rental payments during the remaining term of the lease included in the Sale/Leaseback Transaction. To determine that present value, we use a discount rate equal to the lease rate of the Sale/Leaseback Transaction. For these purposes, rental payments do not include any amounts required to be paid for taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items that do not constitute payments for property rights. In the case of any lease that the lessee may terminate by paying a penalty, if the net amount (including payment of the penalty) would be reduced if the lessee terminated the lease on the first date that it could be terminated, then this lower net amount will be used.
“Consolidated Adjusted Net Assets” means the total amount of assets of ConocoPhillips and its consolidated subsidiaries less:
•
all current liabilities (excluding liabilities that are extendable or renewable at ConocoPhillips’ option to a date more than 12 months after the date of calculation and excluding current maturities of long-term debt); and

•
total prepaid expenses and deferred charges.

ConocoPhillips will calculate its Consolidated Adjusted Net Assets based on its most recent quarterly balance sheet.
“Debt” means all notes, bonds, debentures or other similar evidences of debt for money borrowed.
“Funded Debt” means all Debt that matures on or is renewable to a date more than one year after the date the Debt is incurred.
“Principal Domestic Subsidiary” means any Subsidiary (1) that has substantially all its assets in the United States, (2) that owns a Principal Property and (3) in which ConocoPhillips’ capital investment, together with any intercompany loans to that Subsidiary and any debt of that Subsidiary guaranteed by ConocoPhillips or any other Subsidiary, exceeds $100 million. CPCo is a Principal Domestic Subsidiary of ConocoPhillips.
“Principal Property” means any oil or gas producing property located onshore or offshore of the United States or any refinery or manufacturing plant located in the United States. This term excludes any property, refinery or plant that in the opinion of ConocoPhillips’ board of directors is not materially important to the total business conducted by ConocoPhillips and its consolidated subsidiaries. This term also excludes any transportation or marketing facilities or assets.
“Sale/Leaseback Transaction” means any arrangement with anyone under which ConocoPhillips or a Subsidiary leases any Principal Property that ConocoPhillips or that Subsidiary has sold or transferred or will sell or transfer to that person. This term excludes the following:
•
temporary leases for a term of not more than three years;

•
intercompany leases;

•
leases of a Principal Property executed by the time of or within 12 months after the latest of the acquisition, the completion of construction or improvement, or the commencement of commercial operation of the Principal Property; and

•
arrangements under any provision of law with an effect similar to the former Section 168(f)(8) of the Internal Revenue Code of 1954.

“Subsidiary” means an entity at least a majority of the outstanding voting stock of which is owned, directly or indirectly, by ConocoPhillips or by one or more other Subsidiaries, or by ConocoPhillips and one or more other Subsidiaries.
Provisions Applicable Solely to Subordinated Debt Securities
Ranking.   The subordinated debt securities will rank junior to all Senior Debt of ConocoPhillips and may rank equally with or senior to other subordinated debt of ConocoPhillips that may be outstanding from time to time.
Subordination.   Under the subordinated indenture, payment of the principal of and any premium and interest on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all Senior Debt. Unless we inform you otherwise in the prospectus supplement, ConocoPhillips may not make any payment of principal of or any premium or interest on the subordinated debt securities if it fails to pay the principal, interest, premium or any other amounts on any Senior Debt when due.
The subordination does not affect ConocoPhillips’ obligation, which is absolute and unconditional, to pay, when due, the principal of and any premium and interest on the subordinated debt securities. In addition, the subordination does not prevent the occurrence of any default under the subordinated indenture.
The subordinated indenture does not limit the amount of Senior Debt that ConocoPhillips may incur. As a result of the subordination of the subordinated debt securities, if ConocoPhillips becomes insolvent, holders of subordinated debt securities may receive less on a proportionate basis than other creditors.
Unless we inform you otherwise in the prospectus supplement, “Senior Debt” will mean all debt, including guarantees, of ConocoPhillips, unless the debt states that it is not senior to the subordinated debt securities or other junior debt of ConocoPhillips. Senior Debt with respect to a series of subordinated debt securities could include other series of debt securities issued under the subordinated indenture.

DESCRIPTION OF CAPITAL STOCK
The following description of ConocoPhillips’ common stock, preferred stock, certificate of incorporation and bylaws is a summary only and is subject to the complete text of ConocoPhillips’ certificate of incorporation and bylaws, which we have filed as exhibits to the registration statement. You should read those documents for provisions that may be important to you.
ConocoPhillips is authorized to issue 2.5 billion shares of common stock, par value $0.01 per share, and 500 million shares of preferred stock, par value $0.01 per share.
Common Stock
Each holder of ConocoPhillips common stock is entitled to one vote per share in the election of directors and on all other matters submitted to the vote of stockholders. However, except as otherwise required by law, holders of ConocoPhillips common stock are not entitled to vote on any amendment to ConocoPhillips’ certificate of incorporation that relates solely to the terms of any series of ConocoPhillips preferred stock if holders of the ConocoPhillips preferred stock are entitled to vote on the amendment under ConocoPhillips’ certificate of incorporation or Delaware law. There are no cumulative voting rights, meaning that the holders of a majority of the shares of ConocoPhillips common stock voting for the election of directors can elect all of the directors standing for election.
Subject to the rights of the holders of any series of ConocoPhillips preferred stock that may be outstanding from time to time, each share of ConocoPhillips common stock will have an equal and ratable right to receive dividends as may be declared by the ConocoPhillips board of directors out of funds legally available for the payment of dividends, and, in the event of the liquidation, dissolution or winding up of ConocoPhillips, will be entitled to share equally and ratably in the assets available for distribution to ConocoPhillips stockholders. No holder of ConocoPhillips common stock will have any preemptive or other subscription rights to purchase or subscribe for any securities of ConocoPhillips.
In addition, holders of ConocoPhillips common stock have no conversion rights, and there are no redemption or sinking fund provisions applicable to the ConocoPhillips common stock. ConocoPhillips common stock is traded on the New York Stock Exchange under the trading symbol “COP.” The transfer agent for the common stock is Computershare Shareowner Services LLC.
Preferred Stock
ConocoPhillips’ board of directors has the authority, without stockholder approval, to issue up to 500 million shares of preferred stock in one or more series and to fix the number of shares and terms of each series. The board may determine the designation and other terms of each series, including, among others:
•
dividend rights;

•
voting powers;

•
preemptive rights;

•
conversion rights;

•
redemption rights; and

•
liquidation preferences.

The prospectus supplement relating to any series of preferred stock ConocoPhillips is offering will include specific terms relating to the offering and the name of any transfer agent for that series. We will file the form of the preferred stock with the SEC before we issue any of it, and you should read it for provisions that may be important to you. The prospectus supplement will include some or all of the following terms:
•
the title of the preferred stock;

•
the maximum number of shares of the series;

•
the dividend rate or the method of calculating the dividend, the date from which dividends will accrue and whether dividends will be cumulative;

•
any liquidation preference;

•
any optional redemption provisions;

•
any sinking fund or other provisions that would obligate us to redeem or purchase the preferred stock;

•
any terms for the conversion or exchange of the preferred stock for other securities of us or any other entity;

•
whether ConocoPhillips has elected to issue depositary shares with respect to the preferred stock as described below under “Description of Depositary Shares;”

•
any voting rights; and

•
any other preferences and relative, participating, optional or other special rights or any qualifications, limitations or restrictions on the rights of the shares.

The issuance of preferred stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could adversely affect the voting power of holders of ConocoPhillips’ common stock. It also could affect the likelihood that holders of the common stock will receive dividend payments and payments upon liquidation.
Anti-Takeover Provisions of ConocoPhillips’ Certificate of Incorporation and Bylaws
ConocoPhillips’ certificate of incorporation and bylaws contain provisions that could delay or make more difficult the acquisition of control of ConocoPhillips through a hostile tender offer, open market purchases, proxy contest, merger or other takeover attempt that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price of ConocoPhillips’ common stock.
Authorized but Unissued Stock
ConocoPhillips has 2.5 billion authorized shares of common stock and 500 million authorized shares of preferred stock. One of the consequences of ConocoPhillips’ authorized but unissued common stock and undesignated preferred stock may be to enable ConocoPhillips’ board of directors to make more difficult or to discourage an attempt to obtain control of ConocoPhillips. If, in the exercise of its fiduciary obligations, ConocoPhillips’ board of directors determined that a takeover proposal was not in ConocoPhillips’ best interest, the board could authorize the issuance of those shares without stockholder approval, subject to limits imposed by the New York Stock Exchange. The shares could be issued in one or more transactions that might prevent or make the completion of a proposed change of control transaction more difficult or costly by:
•
diluting the voting or other rights of the proposed acquiror or insurgent stockholder group;

•
creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board; or

•
effecting an acquisition that might complicate or preclude the takeover.

In this regard, ConocoPhillips’ certificate of incorporation grants its board of directors broad power to establish the rights and preferences of the authorized and unissued preferred stock. ConocoPhillips’ board could establish one or more series of preferred stock that entitle holders to:
•
vote separately as a class on any proposed merger or consolidation;

•
cast a proportionately larger vote together with ConocoPhillips common stock on any transaction or for all purposes;

•
elect directors having terms of office or voting rights greater than those of other directors;

•
convert preferred stock into a greater number of shares of ConocoPhillips common stock or other securities;

•
demand redemption at a specified price under prescribed circumstances related to a change of control of ConocoPhillips; or

•
exercise other rights designed to impede a takeover.

Stockholder Action by Written Consent; Special Meetings of Stockholders
ConocoPhillips’ certificate of incorporation provides that no action that is required or permitted to be taken by its stockholders at any annual or special meeting may be taken by written consent of stockholders in lieu of a meeting, and that special meetings of stockholders may be called only by the board of directors or the chairman of the board.
Advance Notice Procedure for Director Nominations and Stockholder Proposals; Proxy Access
ConocoPhillips’ bylaws provide the manner in which stockholders may give notice of stockholder nominations and other business to be brought before an annual meeting. In general, to bring a matter before an annual meeting or to nominate a candidate for director, a stockholder must give notice of the proposed matter or nomination not less than 90 and not more than 120 days prior to the first anniversary date of the immediately preceding meeting. If the annual meeting is not within 30 days before or after the anniversary date of the preceding annual meeting, the stockholder notice must be received not earlier than the 120th day prior to the date of such annual meeting and not later than the close of business on the later of (1) 90 days prior to the date of the annual meeting or (2) if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of the annual meeting, the close of business on the 10th day following the day on which notice of the annual meeting was mailed or first publicly disclosed.
In addition to the director nomination provisions described above, our by-laws contain a “proxy access” provision that provides that any stockholder or group of up to twenty stockholders who have owned 3% or more of our outstanding common stock continuously for at least three years to nominate and include in our proxy materials director candidates constituting up to 20% of our board of directors or two directors, whichever is greater, provided that the stockholders and the nominees satisfy the eligibility requirements specified in our by-laws. A stockholder proposing to nominate a person for election to our board of directors through the proxy access provision must provide us with a notice requesting the inclusion of the director nominee in our proxy materials and other required information not less than 120 days nor more than 150 days prior to the first anniversary of the date on which we first mail our proxy materials for the preceding year’s annual meeting of stockholders. In addition an eligible stockholder may include a written statement of not more than 500 words supporting the candidacy of such stockholder nominee. The complete proxy access provision for director nominations are set forth in our by-laws.
These procedures may limit the ability of stockholders to nominate candidates for director and bring other business before a stockholders meeting, including the consideration of any transaction that could result in a change of control and that might result in a premium to ConocoPhillips’ stockholders.
Fair Price Provision
ConocoPhillips’ certificate of incorporation requires that specified business combinations involving a person or entity that beneficially owns 15% or more of the outstanding shares of ConocoPhillips voting stock or that is an affiliate of that person, which we refer to as a related person, must be approved by (1) at least 80% of the votes entitled to be cast by the voting stock and (2) at least 66 2/3% of the votes entitled to be cast by the voting stock other than voting stock owned by the related person. These supermajority requirements do not apply if:
•
a majority of the directors who are unaffiliated with the related person and who were in office before the related person became a related person approve the transaction; or

•
specified fair price conditions are met that in general provide that the payment received by the stockholders in the business combination is not less than the amount the related person paid or agreed to pay for any shares of ConocoPhillips’ voting stock acquired within one year of the business combination.

Amendment of Certificate of Incorporation and Bylaws
Amendments to ConocoPhillips’ certificate of incorporation generally must be approved by the board of directors and by a majority of the outstanding stock entitled to vote on the amendment, and, if applicable, by majority of the outstanding stock of each class or series entitled to vote on the amendment as a class or series.
Under the ConocoPhillips’ certificate of incorporation, the affirmative vote of shares representing not less than 80% of the votes entitled to be cast by the voting stock is required to alter, amend or adopt any provision inconsistent with or repeal the provisions that, among others, (1) control the constitution of the board of directors, (2) deny stockholders the right to call a special meeting or to act by written consent, (3) limit or eliminate the liability of directors of ConocoPhillips and (4) set the 80% supermajority threshold applicable with respect to the provisions above.
Additionally, the affirmative vote of shares representing (1) not less than 80% of the votes entitled to be cast by the voting stock, voting together as a single class, and (2) not less than 66 2/3% of the votes entitled to be cast by the voting stock not owned, directly or indirectly, by any related person is required to amend, repeal, or adopt any provisions inconsistent with, the fair price provision described above.
ConocoPhillips’ bylaws have similar supermajority vote requirements for provisions relating to, among others, special stockholder meetings; prohibition on action by stockholder written consent; nominating directors and bringing business before an annual stockholder meeting; the number, classification and qualification of directors; filling vacancies on the board of directors; and removing directors.
Limitation of Liability of Directors
To the fullest extent permitted by Delaware law, ConocoPhillips’ directors will not be personally liable to ConocoPhillips or its stockholders for monetary damages for breach of fiduciary duty as a director. Delaware law currently permits the elimination of all liability for breach of fiduciary duty, except liability:
•
for any breach of the duty of loyalty to ConocoPhillips or its stockholders;

•
for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law;

•
for unlawful payment of a dividend or unlawful stock purchases or redemptions; and

•
for any transaction from which the director derived an improper personal benefit.

As a result, neither ConocoPhillips nor its stockholders have the right, through stockholders’ derivative suits on ConocoPhillips’ behalf, to recover monetary damages against a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior, except in the situations described above.
Delaware Anti-Takeover Law
ConocoPhillips is a Delaware corporation and is subject to Section 203 of the Delaware General Corporation Law, which regulates corporate acquisitions. Section 203 prevents an “interested stockholder,” which is defined generally as a person owning 15% or more of a corporation’s voting stock, or any affiliate or associate of that person, from engaging in a broad range of “business combinations” with the corporation for three years after becoming an interested stockholder unless:
•
the board of directors of the corporation had previously approved either the business combination or the transaction that resulted in the stockholder’s becoming an interested stockholder;

•
upon completion of the transaction that resulted in the stockholder’s becoming an interested stockholder, that person owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and shares owned in employee stock plans in which participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
following the transaction in which that person became an interested stockholder, the business combination is approved by the board of directors of the corporation and holders of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Under Section 203, the restrictions described above also do not apply to specific business combinations proposed by an interested stockholder following the announcement or notification of designated extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation’s directors, if such extraordinary transaction is approved or not opposed by a majority of the directors who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors.
Section 203 may make it more difficult for a person who would be an interested stockholder to effect various business combinations with a corporation for a three-year period.

DESCRIPTION OF WARRANTS
ConocoPhillips may issue warrants to purchase any combination of debt securities, common stock, preferred stock, depositary shares or other securities of ConocoPhillips or any other entity. ConocoPhillips may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. ConocoPhillips will issue warrants under one or more warrant agreements between it and a warrant agent that we will name in the prospectus supplement.
The prospectus supplement relating to any warrants ConocoPhillips is offering will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The prospectus supplement will include some or all of the following terms:
•
the title of the warrants;

•
the aggregate number of warrants offered;

•
the designation, number and terms of the debt securities, common stock, preferred stock, rights or other securities purchasable upon exercise of the warrants, and procedures by which the number of securities purchasable may be adjusted;

•
the exercise price of the warrants;

•
the dates or periods during which the warrants are exercisable;

•
the designation and terms of any securities with which the warrants are issued;

•
if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

•
if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•
any minimum or maximum amount of warrants that may be exercised at any one time; and

•
any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.

DESCRIPTION OF DEPOSITARY SHARES
General
ConocoPhillips may elect to offer shares of its preferred stock represented by depositary shares. The shares of any series of the preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between ConocoPhillips and a bank or trust company we will name in the prospectus supplement.
Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, proportionately, to all the rights, preferences and privileges of the preferred stock represented by that depositary share, including dividend, voting, redemption, conversion, exchange and liquidation rights. The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. Each receipt will represent the applicable interest in a number of shares of a particular series of the preferred stock, which we will describe in the prospectus supplement.
We have summarized below selected provisions of the deposit agreement, the related depositary shares and depositary receipts evidencing those shares. This summary is not complete. We will file the form of deposit agreement and the form of depositary receipts with the SEC before ConocoPhillips issues any depositary shares, and you should read those documents for provisions that may be important to you.
A holder of depositary shares will be entitled to receive the whole number of shares of preferred stock underlying those depositary shares. Holders will not be entitled to receive fractional shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the whole number of shares to be withdrawn, the depositary will deliver to that holder at the same time a new depositary receipt for the excess number of depositary shares.
Dividends and Other Distributions
The depositary will distribute all cash dividends or other cash distributions received with respect to the preferred stock to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders.
If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by those holders. If the depositary determines that it is not feasible to make such a distribution, it may, with ConocoPhillips’ approval, adopt any method that it deems equitable and practicable to effect the distribution, including a sale of the property and distribution of the net proceeds from the sale to the holders.
The amount distributed in any of the above cases will be reduced by any amount ConocoPhillips or the depositary is required to withhold on account of taxes.
Conversion and Exchange
If any preferred stock underlying the depositary shares is subject to provisions relating to its conversion or exchange as described in the prospectus supplement, each record holder of depositary shares will have the right or obligation to convert or exchange those depositary shares in accordance with those provisions.
Redemption of Depositary Shares
Whenever ConocoPhillips redeems a share of preferred stock held by the depositary, the depositary will redeem on the same redemption date a proportionate number of depositary shares representing the shares of preferred stock redeemed. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of shares of preferred stock underlying the depositary shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately as ConocoPhillips may determine.
Voting
Upon receipt of notice of any meeting at which the holders of the preferred stock underlying the depositary shares are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary receipts. Each record holder of the depositary receipts on the record date, which will be the same date as the record date for the preferred stock, may then instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock underlying that holder’s depositary shares. The depositary will try, as far as practicable, to vote the number of shares of preferred stock underlying the depositary shares in accordance with the instructions, and ConocoPhillips will agree to take all reasonable action that the depositary deems necessary to enable the depositary to do so. The depositary will abstain from voting the preferred stock to the extent that it does not receive specific written instructions from holders of depositary shares representing the preferred stock.
Record Date
Whenever:
•
any cash dividend or other cash distribution becomes payable, any distribution other than cash is made, or any rights, preferences or privileges are offered with respect to the preferred stock, or

•
the depositary receives notice of any meeting at which holders of preferred stock are entitled to vote or of which holders of preferred stock are entitled to notice, or of the mandatory conversion of or any election by ConocoPhillips to call for the redemption of any preferred stock, the depositary will in each instance fix a record date, which will be the same as the record date for the preferred stock, for the determination of the holders of depositary receipts:
•
who will be entitled to receive the dividend, distribution, rights, preferences or privileges or the net proceeds of any sale, or

•
who will be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of the meeting or the redemption or conversion.

Amendment and Termination of the Deposit Agreement
ConocoPhillips and the depositary may at any time agree to amend the form of depositary receipt and any provision of the deposit agreement. However, any amendment that adversely alters the rights of holders of depositary shares in any material respect will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by ConocoPhillips or by the depositary only if all outstanding depositary shares have been redeemed or if a final distribution on the underlying preferred stock has been made to the holders of the depositary shares in connection with the liquidation, dissolution or winding up of ConocoPhillips.
Charges of Depositary
ConocoPhillips will pay all charges of the depositary, including:
•
charges in connection with the initial deposit of the preferred stock;

•
the initial issuance of the depositary receipts;

•
the distribution of information to the holders of depositary receipts with respect to matters on which preferred stock is entitled to vote; and

•
withdrawals of the preferred stock by the holders of depositary receipts or upon redemption or conversion of the preferred stock.

Holders of depositary shares will pay taxes (including any transfer taxes) and other governmental charges and any other charges expressly provided in the deposit agreement to be at the expense of those holders.

Resignation and Removal of Depositary
The depositary may at any time resign or be removed by ConocoPhillips. Any resignation or removal will become effective upon the acceptance by the depositary’s successor of its appointment. If ConocoPhillips has not appointed a successor depositary and the successor depositary has not accepted its appointment within 60 days after the depositary delivered a resignation notice to ConocoPhillips, the depositary may terminate the deposit agreement.

DESCRIPTION OF STOCK PURCHASE CONTRACTS
AND STOCK PURCHASE UNITS
ConocoPhillips may issue stock purchase contracts, including contracts obligating holders to purchase from ConocoPhillips, and ConocoPhillips to sell to the holders, or for ConocoPhillips to issue in exchange for other securities, a specified number of shares of ConocoPhillips common stock or preferred stock or depositary shares (or a range of numbers of shares in accordance with a predetermined formula) at a future date or dates or upon the occurrence of specified events. The price per share of common stock or preferred stock or depositary share may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts.
ConocoPhillips may issue the stock purchase contracts separately or as a part of units, often known as stock purchase units, consisting of a stock purchase contract and any combination of senior debt securities or subordinated debt securities of ConocoPhillips or debt obligations of third parties, including U.S. Treasury securities, securing the holder’s obligations to purchase the common stock or preferred stock under the stock purchase contracts.
The stock purchase contracts may require ConocoPhillips to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner, and in specified circumstances, ConocoPhillips may deliver newly issued prepaid stock purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing that holder’s obligations under the original stock purchase contract.
The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid securities. That description will not be complete. For more information, you should review the stock purchase contracts and, if applicable, the collateral arrangements and depositary arrangements relating to those stock purchase contracts or stock purchase units and any prepaid securities and the document under which the prepaid securities will be issued. We will file forms of these documents with the SEC before ConocoPhillips issues any stock purchase contracts or stock purchase units and, if applicable, prepaid securities.

PLAN OF DISTRIBUTION
We may sell the securities in and outside the United States through underwriters or dealers, directly to purchasers or through agents.
Sale Through Underwriters or Dealers
If we use underwriters in the sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to conditions, and the underwriters will be obligated to purchase all the securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.
During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.
If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction, including any compensation from sales of securities in the form of underwriting discounts or commissions.
Direct Sales and Sales Through Agents
We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.
Delayed Delivery Contracts
If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information
We may have agreements with the agents, dealers and underwriters to indemnify them against civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may engage in transactions with us or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS
The validity of the securities offered by ConocoPhillips and CPCo will be passed upon for us by King & Spalding LLP, Atlanta, Georgia. Any underwriters will be advised about legal matters relating to any offering by their own legal counsel.

EXPERTS
The consolidated financial statements of ConocoPhillips appearing in ConocoPhillips’ Annual Report (Form 10-K) for the year ended December 31, 2022 and the effectiveness of ConocoPhillips’ internal control over financial reporting as of December 31, 2022, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
DeGolyer and MacNaughton, an independent petroleum engineering consulting firm, performed a process review of the processes and controls used within ConocoPhillips in its preparation of proved reserves estimates as of December 31, 2022. This process review report appeared as an exhibit to ConocoPhillips’ Annual Report on Form 10-K for the year ended December 31, 2022, and is incorporated by reference herein in reliance on the authority of such firm as experts in such matters.

$
ConocoPhillips Company
$       % Notes due 20
$       % Notes due 20
$       % Notes due 20
fully and unconditionally
guaranteed by
ConocoPhillips

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers
TD Securities
BofA Securities
Mizuho
MUFG
           , 2023